                                                                   EXHIBIT 10.13

           _________________________________________________________

                               CREDIT AGREEMENT

                                     among

                   HEALTHTRUST, INC. - THE HOSPITAL COMPANY,
                                 as Borrower,

                                  The Lenders
                       from Time to Time Parties Hereto,

                             FLEET NATIONAL BANK,
                                 as Arranger,

                              FLEET NATIONAL BANK,

                         DEUTSCHE BANK SECURITIES INC.

                                      and

                               SCOTIABANC, INC.,
                               as Co-Arrangers,

                               SCOTIABANC, INC.,
                            as Documentation Agent,

                         DEUTSCHE BANK SECURITIES INC.
                             as Syndication Agent,

                 SUNTRUST BANK, NASHVILLE, N.A., as Co-Agent,

                                      and

                             FLEET NATIONAL BANK,
                            as Administrative Agent


                           Dated as of May 11, 1999

           _________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
SECTION 1.  DEFINITIONS....................................................   2

 1.1  Defined Terms........................................................   2
 1.2  Other Definition Provisions..........................................  30

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS................................  30

 2.1  Term Commitments.....................................................  30
 2.2  Procedure for Term Loan Borrowing....................................  30
 2.3  Repayment of Term Loans..............................................  31
 2.4  Revolving Commitments................................................  34
 2.5  Procedure for Revolving Loan Borrowing...............................  35
 2.6  Commitment Fees, etc.................................................  36
 2.7  Termination or Reduction of Revolving Commitments....................  36
 2.8  Optional Prepayments.................................................  36
 2.9  Mandatory Prepayments and Commitment Reductions......................  37
 2.10  Conversion and Continuation Options.................................  39
 2.11  Limitations on LIBOR Loans..........................................  40
 2.12  Interest Rates and Payment Date.....................................  40
 2.13  Computation of Interest and Fees....................................  40
 2.14  Inability to Determine Interest Rate................................  41
 2.15  Pro Rata Treatment and Payments.....................................  41
 2.16  Legal Requirements..................................................  43
 2.17  Taxes...............................................................  44
 2.18  Indemnity...........................................................  46
 2.19  Change of Lending Office............................................  46
 2.20  Replacement of Lenders..............................................  46

SECTION 3.  LETTERS OF CREDIT..............................................  47

 3.1  L/C Commitment.......................................................  47
 3.2  Procedure for Issuance of Letter of Credit...........................  47
 3.3  Fees and Other Charges...............................................  48
 3.4  L/C Participations...................................................  48
 3.5  Reimbursement Obligation of the Borrower.............................  49
 3.6  Obligations Absolute.................................................  49
 3.7  Letter of Credit Payments............................................  50

SECTION 4. CONDITIONS PRECEDENT............................................  50

 4.1  Conditions to Initial Extension of Credit............................  50
 4.2  Conditions to Each Extension of Credit...............................  53

SECTION 5. REPRESENTATIONS AND WARRANTIES..................................  54

 5.1  Financial Condition..................................................  54
 5.2  Existence; Compliance with Law.......................................  55
 5.3  Power; Authorization; Enforceable Obligations........................  55
 5.4  No Legal Impediment..................................................  55
 5.5  Litigation...........................................................  56
 5.6  No Default...........................................................  56
 5.7  Ownership of Property; Liens.........................................  56

 5.8  Licenses; Accreditations; Intellectual Property......................  57
 5.9.  Taxes...............................................................  57
 5.10  Federal Regulations.................................................  58
 5.11  Labor Matters.......................................................  58
 5.12  ERISA...............................................................  58
 5.13  Investment Company Act; Other Regulations...........................  59
 5.14  Subsidiaries........................................................  59
 5.15  Use of Proceeds.....................................................  59
 5.16  Environmental Matters...............................................  59
 5.17  Accuracy of Information, etc........................................  60
 5.18  Security Documents..................................................  61
 5.19  Solvency............................................................  62
 5.20  Year 2000 Matters...................................................  62
 5.21  Flood Zone..........................................................  62
 5.22  Delaware Code.......................................................  63

SECTION 6. AFFIRMATIVE COVENANTS...........................................  63

 6.1  Financial Statements.................................................  63
 6.2  Certificates; Other Information......................................  64
 6.3  Payment of Obligations...............................................  65
 6.4  Maintenance of Existence; Compliance.................................  65
 6.5  Maintenance of Property..............................................  66
 6.6  Inspection of Property; Books and Records; Discussions...............  66
 6.7  Notices..............................................................  66
 6.8  Environmental Laws...................................................  67
 6.9  Rate Hedging Agreements..............................................  68
 6.10  Insurance...........................................................  68
 6.11  Spinoff; Release of HTI; Collateral.................................  68
 6.12  Leasehold Interests; Additional Collateral, etc.....................  70
 6.13  Appraisals; Surveys; Environmental Reports; etc.....................  72
 6.14  Existing Joint Ventures.............................................  73

SECTION 7. NEGATIVE COVENANTS..............................................  74

 7.1  Financial Covenants..................................................  74
 7.2  Indebtedness.........................................................  75
 7.3  Liens................................................................  75
 7.4  Fundamental Changes..................................................  76
 7.5  Disposition of Property..............................................  76
 7.6  Restricted Payments..................................................  77
 7.7  Capital Expenditures.................................................  79
 7.8  Investments..........................................................  79
 7.9  Transactions with Affiliates.........................................  81
 7.10  Sales and Leasebacks................................................  81
 7.11  Changes in Fiscal Periods...........................................  82
 7.12  Negative Pledge Clauses.............................................  82
 7.13  Restrictive Clauses.................................................  82
 7.14  Lines of Business...................................................  82
 7.15  Amendment of Certain Agreements.....................................  82

SECTION 8. EVENTS OF DEFAULT...............................................  83

SECTION 9. THE AGENTS......................................................  86

 9.1  Appointment..........................................................  86

 9.2  Delegation of Duties................................................  86
 9.3  Exculpatory Provisions..............................................  86
 9.4  Reliance by Administrative Agent....................................  87
 9.5  Notice of Default...................................................  87
 9.6  Non-Reliance on Agents and Other Lenders............................  88
 9.7  Indemnification.....................................................  88
 9.8  Agent in Its Individual Capacity....................................  89
 9.9  Successor Administrative Agent......................................  89
 9.10  Authorization to Release Guarantees and Liens......................  89
 9.11  Documentation Agent, Syndication Agent and Arrangers...............  89

SECTION 10. REPRESENTATIONS AND COVENANTS OF HTI..........................  90

 10.1  Financial Condition and Financial Reporting........................  90
 10.2  Notices............................................................  91
 10.3  Existence and Authority............................................  91
 10.4  Compliance with Legal Requirements.................................  91
 10.5  Legal Proceedings..................................................  92
 10.6  No Default.........................................................  92
 10.7  Purpose of Loans...................................................  92
 10.8  No Material Misstatements..........................................  92
 10.9  Indebtedness.......................................................  92
 10.10  Liens.............................................................  93
 10.11  Mergers; Acquisitions and Asset Sales.............................  93
 10.12  Investments.......................................................  93
 10.13  Restricted Payments...............................................  93
 10.14  Transactions with Affiliates......................................  93

SECTION 11. MISCELLANEOUS.................................................  93

 11.1  Amendments and Waivers.............................................  93
 11.2  Notices............................................................  94
 11.3  No Waiver; Cumulative Remedies.....................................  95
 11.4  Survival of Representations and Warranties.........................  95
 11.5  Payment of Expenses and Taxes......................................  96
 11.6  Successors and Assigns; Participations and Assignments.............  97
 11.7  Adjustments; Set-off...............................................  99
 11.8  Counterparts.......................................................  99
 11.9  Severability.......................................................  99
 11.10  Integration....................................................... 100
 11.11  Governing Law..................................................... 100
 11.12  Submission To Jurisdiction; Waivers............................... 100
 11.13  Confidentiality................................................... 100
 11.14  WAIVERS OF JURY TRIAL............................................. 101

SCHEDULES:

A         America Group Division Hospitals
1.1A      Commitments
1.1B      Mortgaged Property
1.1C      Pricing Grid
5.3       Consents, Authorizations, Filings and Notices
5.5       Litigation
5.7       Locations of Assets
5.14(a)   Organizational Chart
5.14(b)   Subsidiaries, Ownership
5.18      UCC Filing Jurisdictions
7.8       Investments

EXHIBITS:

A         Form of Assignment and Acceptance
B         Form of Compliance Certificate
C         Form of Guarantee and Security Agreement
D-1       Form of HCA Guaranty
D-2       Form of HTI Guaranty
E         Form of LifePoint Guaranty
F         Form of LifePoint Parent Security Agreement
G         Form of LifePoint Security Agreement
H         Form of Mortgage
I         Form of Acquisition Compliance Checklist
J         Form of Tranche A Term Note
K         Form of Tranche B Term Note
L         Form of Revolving Note
M-1       Form of Borrowing Notice
M-2       Form of Interest Rate Option Notice
N         Form of Prepayment Option Notice
O         Form of Exemption Certificate
P         Form of Closing Certificate
Q         Form of Assumption Agreement
R         Form of Borrower Release
S         Form of HTI Release

                               CREDIT AGREEMENT
                               ----------------

     This CREDIT AGREEMENT, dated as of May 11, 1999, among HEALTHTRUST, INC. - THE HOSPITAL COMPANY, a Delaware corporation ("HTI"), FLEET NATIONAL BANK, as
                                               ---
arranger (in such capacity, the "Arranger") and as administrative agent (in such
                                 --------
capacity, the "Administrative Agent"), the financial institutions or entities
               --------------------
from time to time parties to this Agreement as lenders (the "Lenders"),
                                                             -------
SCOTIABANC, INC., as documentation agent (in such capacity, the "Documentation
                                                                 -------------
Agent"), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity,
-----
the "Syndication Agent"), SUNTRUST BANK, NASHVILLE, N.A., as Co-Agent (in such
     -----------------
capacity, "Co-Agent"), and FLEET NATIONAL BANK, SCOTIABANC, INC. and DEUTSCHE
           --------
BANK SECURITIES INC., as co-arrangers (in such capacity, the "Co-Arrangers" and
                                                              ------------
each a "Co-Arranger").
        -----------

                                   RECITALS

     A. In connection with the reorganization of 23 Hospitals listed on Schedule A and related assets of a division of Columbia/HCA Healthcare
----------
Corporation ("Columbia/HCA") and its Subsidiaries known as the America Group
              ------------
("America Group"), HTI desires senior bank financing and senior subordinated
 ---------------
debt financing (such senior bank financing and senior subordinated debt financing being sometimes collectively referred to herein as the "Financings").
                                                                  ----------

     B. HTI has advised the Administrative Agent and the Lenders that, in connection with such reorganization, substantially all of the assets of Columbia/HCA will be transferred to HTI on or prior to the Closing Date (as defined herein).

     C. HTI has further advised the Administrative Agent and the Lenders that, following the Closing Date, HTI may cause the following transactions to occur in the following order: (1) HTI would transfer such America Group division assets to LifePoint Hospitals, Inc. ("LifePoint Parent") (including without limitation
                               ----------------
all of HTI's rights under the Financings) and, simultaneously therewith, LifePoint Parent would assume all of HTI's obligations under the Financings and become the "Borrower" hereunder and under the other Loan Documents (and HTI in connection therewith would be released from its primary obligations hereunder and would guarantee the obligations of LifePoint Parent hereunder), (2) (a) LifePoint Parent would contribute all of its assets to LifePoint Hospitals Holdings, Inc. ("LifePoint"), and, simultaneously therewith, LifePoint would
                 ---------
assume all obligations under the Financings and become the "Borrower" hereunder and under the other Loan Documents (and LifePoint Parent in connection therewith would be released from its primary obligations hereunder and would guarantee the obligations of LifePoint hereunder), (b) LifePoint would contribute a portion of its assets (but none of its indebtedness) to a wholly-owned subsidiary, LifePoint Holdings 2, LLC ("LifePoint II") and (c) LifePoint II would contribute
                            ------------
a portion of its assets (but none of its indebtedness) to a wholly-owned subsidiary, LifePoint Holdings 3, LLC ("LifePoint III"), (3) HTI would then make
                                        -------------
a dividend distribution to Columbia/HCA of all outstanding stock of LifePoint Parent, and (4) Columbia/HCA would then make a dividend distribution of all such outstanding stock to its stockholders (steps (1) and (2), collectively, the "Dropdown"; steps (3)
 --------
and (4), collectively, the "HCA Distributions"; and steps (1) through (4),
                            -----------------
collectively, the "Spinoff").
                   -------

     D. HTI has further advised the Administrative Agent and the Lenders that the Borrower will repay in full the Financings two days after the Closing Date (or if not a Business Day, on the next succeeding Business Day) in the event the Spinoff has not been completed within such period.

     The parties hereto hereby agree as follows:

     I.   DEFINITIONS.
          -----------

     1.1  Defined Terms.   As used herein, the terms listed in this Section 1.1
          -------------
shall have the meanings assigned to them in this Section 1.1.

     "Accreditation Body": all Persons having jurisdiction over the
      ------------------
accreditation, certification, evaluation or operation of any of the Hospitals, including without limitation the Joint Commission on Accreditation of Healthcare Organizations and applicable state licensing bodies having jurisdiction over the licensing of acute care Hospitals as such.

     "Acquisition": any acquisition of all or substantially all of the assets or
      -----------
equity interests of any Person or any division thereof.

     "Adjustment Date": as defined in the Pricing Grid.
      ---------------

     "Administrative Agent": see the Preamble.
      --------------------

     "Affiliate": as to any Person, any other Person that, directly or
      ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agents": collectively, the Administrative Agent, the Syndication Agent,
      ------
the Co-Agent and the Documentation Agent.

     "Aggregate Exposure": with respect to any Lender at any time, an amount
      ------------------
equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

     "Aggregate Exposure Percentage": with respect to any Lender at any time,
      -----------------------------
the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

     "Agreement": this Agreement, as amended, supplemented or otherwise modified
      ---------
from time to time.

     "America Group": see the Recitals.
      -------------

     "Applicable Margin": for each Type of Loan, the rate per annum set forth
      -----------------
under the relevant column heading below:

                              Base Rate Loans     LIBOR Loans
                              ---------------     -----------
     Revolving Loans              2.00%              3.00%
     Tranche A Term Loans         2.00%              3.00%
     Tranche B Term Loans         2.50%              3.50%

; provided, that on and after the first Adjustment Date occurring after the
  --------
delivery of financial statements for the fiscal quarter of the Borrower ending December 31, 1999, the Applicable Margin with respect to Loans will be determined pursuant to the Pricing Grid.

     "Arranger":  see the preamble hereto.
      --------

     "Asset Sale": any sale, lease, sale and leaseback, assignment, conveyance,
      ----------
transfer or other disposition ("Disposition") of property or a series of any
                                -----------
such related Dispositions of property (excluding any such Disposition permitted by clause (a), (b) or (c) of Section 7.5) for which the Borrower or any of its Subsidiaries receives (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt, securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

     "Assignee": as defined in Section 11.6(c).
      --------

     "Assignment and Acceptance": an Assignment and Acceptance, substantially in
      -------------------------
the form of Exhibit A.
            ---------

     "Assignor": as defined in Section 11.6(c).
      --------

     "Assumption Agreement": as defined in Section 6.11.
      --------------------

     "Available Revolving Commitment": as to any Revolving Lender at any time,
      ------------------------------
an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

     "Bartow Contribution Agreement": that certain Contribution Agreement among
      -----------------------------
Bartow Memorial Hospital, Inc., HCA of Florida, Inc. and Bartow Healthcare System, Ltd., dated as of August 16, 1996, as originally executed or as amended with the prior written consent of the Required Lenders.

     "Base Rate": for any day, a rate per annum equal to the greater of (a) the
      ---------
Prime Rate in effect on such day or (b) the Federal Funds Effective Rate (rounded upwards, if necessary, to the next 1/16th of 1%) in effect on such day plus .50%.

     "Base Rate Loans": Loans bearing interest based upon the Base Rate.
      ---------------

     "Borrower": HTI; provided, however, in the event step (1) of the Dropdown
      --------
occurs, LifePoint Parent shall become the "Borrower" hereunder and HTI shall become a "Guarantor" hereunder pursuant to Section 6.11 and in the event step
(2) of the Dropdown occurs, LifePoint shall become and thereafter remain the "Borrower" hereunder and LifePoint Parent shall become an additional "Guarantor" with HTI hereunder pursuant to Section 6.11.

     "Borrowing Date": any Business Day specified by the Borrower as a date on
      --------------
which the Borrower requests the relevant Lenders to make Loans hereunder.

     "Borrowing Notice": see Section 2.2.
      ----------------

     "Business Day":  a day on which commercial banks settle payments in (i) New
      ------------
York or London if the payment obligation is calculated by reference to any LIBOR Rate, or (ii) New York, if the payment obligation is calculated by reference to the Base Rate.

     "Capital Expenditures": for any period, with respect to any Person, the
      --------------------
aggregate of all payments by such Person and its Subsidiaries during such period (including, without duplication, the aggregate amount of Capital Lease Obligations incurred during such period) for the rental, lease, purchase, construction, replacement, repair or use of any property, the value of which should be capitalized under GAAP and Statement No. 13 of the Financial Accounting Standards Board on such Person's consolidated balance sheet; provided, that, for purposes hereof, Capital Expenditures shall not include (A) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Borrower or its Subsidiaries nor (B) any payment comprising part of the Total Purchase Price for any Permitted Acquisition.

     "Capital Lease Obligations": as to any Person, the obligations of such
      -------------------------
Person and its Subsidiaries to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "Cash Equivalents": (a) Investments (of one year or less) in direct or
      ----------------
guaranteed obligations of the United States, or any agency thereof; (b) investments (of 270 days or less) in certificates of deposit of any Lender and any other domestic commercial bank of recognized standing, in each case having capital, surplus and undivided profits in excess of $100,000,000, and senior debt rated carrying one of the two highest ratings of Standard & Poor's Ratings Service, A Division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (an "Approved Institution"); (c) investments (of 270 days or less) in commercial
 --------------------
paper given one of the two highest ratings by Standard and Poor's Ratings Service, A Division of McGraw Hill, Inc., or by Moody's Investors Service, Inc.;
(d) investments redeemable at any time without penalty in money market instruments placed through a Lender or an Approved Institution;(e) repurchase agreements fully collateralized by United States government securities; and (f) deposits insured by the Federal Deposit Insurance Corporation.

     "Change of Control":  for any reason (a) upon LifePoint Parent becoming a
      -----------------
public company, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Equity Interests (on a fully-diluted basis) of LifePoint Parent entitled to vote in the election of directors; (b) Columbia/HCA shall cease to be listed as a public company traded on a nationally recognized securities exchange or shall cease to own of record and beneficially 100% of the issued and outstanding Equity Interests in HTI, in each case so long as HTI is a Loan Party hereunder; (c) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of LifePoint Parent (together with any new director whose election by its Board of Directors or whose nomination for election by its shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of LifePoint Parent then in office; (d) LifePoint Parent shall cease to own of record and beneficially 100% of the issued and outstanding Equity Interests of LifePoint; (e) LifePoint shall cease to own of record and beneficially, directly or indirectly through one or more other Subsidiaries, all of the issued and outstanding Equity Interests of all of its Subsidiaries (including all Subsidiary Guarantors) except the Existing Joint Ventures or as permitted pursuant to Sections 7.4 or 7.5; (f) LifePoint shall cease to own of record and beneficially, directly or indirectly through one or more other Subsidiaries, at least 75% as of the Closing Date of all of the issued and outstanding Equity Interests of Columbia/Bartow Healthcare System, Ltd. (with such percentage to increase proportionately in accordance with the Bartow Contribution Agreement and Organizational Documents as and when HCA of Florida, Inc. makes any additional contribution thereto); or (g) LifePoint shall cease to own of record and beneficially, directly or indirectly through one or more Subsidiaries, at least 70% of the issued and outstanding Equity Interests of Dodge City Healthcare Group, L.P.

     "Closing Certificate": see Section 4.1.
      -------------------

     "Closing Date": the date on which the conditions precedent set forth in
      ------------
Section 5.1 shall have been satisfied, which date is May 11, 1999.

     "Co-Agent":  see the preamble hereto.
      --------

     "Co-Arranger":  see the preamble hereto.
      -----------

     "Code": the Internal Revenue Code of 1986, as amended from time to time.
      ----

     "Collateral": all property of the Loan Parties, now owned or hereafter
      ----------
acquired, upon which a Lien is purported to be created by any Security Document.

     "Columbia/HCA": see the Recitals.
      ------------

     "Columbia/HCA Intercompany Receivable": the intercompany receivable held by
      ------------------------------------
Columbia/HCA in the principal amount of no more than $1,800,000,000, which may be paid down with initial proceeds of the Financings and the Triad Financings in accordance with Section 7.6(i) and thereafter shall have a principal balance of no greater than $50,000,000.

     "Commitment": as to any Lender, the sum of the Tranche A Term Commitment,
      ---------
the Tranche B Term Commitment and the Revolving Commitment of such Lender.

     "Commonly Controlled Entity": an entity, whether or not incorporated, that
      --------------------------
is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

     "Compliance Certificate": a certificate duly executed by a Responsible
      ----------------------
Officer substantially in the form of Exhibit B.
                                     ---------

     "Confidential Information Memorandum": the Confidential Information
      -----------------------------------
Memorandum dated April, 1999 and furnished to the Lenders.

     "Consolidated Annualized EBITDA": for the Reference Period ending June 30,
      ------------------------------
1999, Consolidated EBITDA for the two fiscal quarters ending on such date times two; for the Reference Period ending September 30, 1999, Consolidated EBITDA for the three fiscal quarters ending on such date times 4/3rds; and for the Reference Period ending December 31, 1999, Consolidated EBITDA for the four fiscal quarters ending on such date.

     "Consolidated Cash Flow": as to LifePoint Parent and its Subsidiaries,
      ----------------------
"Consolidated Cash Flow" shall mean: (a) For the Reference Periods ending on Quarterly Dates falling during the period from June 30, 1999 through December 31, 1999: (i) Consolidated Annualized EBITDA for such Reference Period, minus
                                                                         -----
(ii) cash taxes of LifePoint Parent and its Subsidiaries for such Reference Period; (b) for the Reference Periods ending on Quarterly Dates falling during the period from March 31, 2000 through December 31, 2000: (i) Consolidated EBITDA for such Reference Period, minus (ii) cash taxes for such Reference
                                  -----
Period; (c) for the Reference Period ending March 31, 2001: (i) Consolidated EBITDA for such Reference Period, minus (ii) cash taxes for such Reference
                                  -----
Period, minus (iii) Capital Expenditures for the fiscal quarter ending March 31,
        -----
2001; (d) for the Reference Period ending June 30, 2001: (i) Consolidated EBITDA for such Reference Period, minus (ii) cash taxes for such Reference Period,
                           -----
minus (iii) Capital Expenditures for the two fiscal quarters ending June 30,
-----
2001; (e) For the Reference Period ending September 30, 2001: (i) Consolidated EBITDA for such Reference Period, minus (ii) cash taxes for such Reference
                                  -----
Period, minus (iii) Capital Expenditures for the three fiscal quarters ending
        -----
September 30, 2001; and (f) for each Reference Period ending on or after December 31, 2001: (i) Consolidated EBITDA for such Reference Period, minus (ii)
                                                                      -----
cash taxes for such Reference Period, minus (iii) Capital Expenditures for such
                                      -----
Reference Period.

          "Consolidated EBITDA": for any period, as to LifePoint Parent and its
           -------------------
Subsidiaries, Consolidated Net Income for such period plus, without duplication
                                                      ----
and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation and amortization expense (including deferred loan cost amortization if a non-cash charge), (d) ESOP expense (if a non-cash charge), (e) non-cash charges and non-cash adjustments for impairment of long-lived assets not to exceed $10,000,000 in the aggregate for any Reference Period, and (f) other non-cash items and extraordinary non-cash charges not to exceed $10,000,000 for any Reference Period, all determined on a consolidated basis in accordance with GAAP. For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the ratio of Consolidated Total Debt to Consolidated EBITDA or the ratio of Consolidated Cash Flow to Consolidated Fixed Charges, (i) if at any time during such Reference Period such Person or any Subsidiary shall have made any Material Disposition (other than any sale of the Three Sale Hospitals), the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period such Person or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such
                                        --- -----
Material Acquisition occurred on the first day of such Reference Period.

     "Consolidated Fixed Charge Coverage Ratio":  for any period, the ratio of
      ----------------------------------------
(a) Consolidated Cash Flow for such period to (b) Consolidated Fixed Charges for such period.

     "Consolidated Fixed Charges":  for any period, as to LifePoint Parent and
      --------------------------
its Subsidiaries, the sum of (a) the cash portion of Consolidated Interest Expense for such period (annualized for the first three fiscal quarters measured hereunder), plus (b) the aggregate amount (determined on a consolidated basis in
            ----
accordance with GAAP) of principal and premium, if any, required to be paid during such period with respect to all outstanding Indebtedness of LifePoint Parent and its Subsidiaries.

     "Consolidated Interest Expense": for any period, as to LifePoint Parent and
      -----------------------------
its Subsidiaries, the aggregate amount (determined on a consolidated basis in accordance with GAAP) of interest, commitment fees, letter of credit fees and net payments under Rate Hedging Agreements accrued (whether such interest is reflected as an item of expense or capitalized) during such period (including without limitation the commitment fees and the Letters of Credit fees hereunder, and the interest component of Capital Lease Obligations) in respect of all Indebtedness of LifePoint Parent and its Subsidiaries (net of credits under Rate Hedging Agreements) for such period; provided however, that if during any period LifePoint Parent or any Subsidiary shall have made a Material Acquisition, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect for the Indebtedness incurred or related to the Material
--- -----
Acquisition as if such Material Acquisition occurred on the first day of such period.

     "Consolidated Net Income": for any period, as to LifePoint Parent and its
      -----------------------
Subsidiaries, the net income (or loss) of LifePoint Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth": at any date, as to any Person, (a) the total
      ----------------------
assets determined on a consolidated basis in accordance with GAAP of such Person and its Subsidiaries minus (b) the sum of any amounts attributable to (i)
                     -----
goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research development expenses except prepaid expenses, and (iii) any write-up in the book value of assets resulting from any revaluation thereof, and minus (c) total liabilities
                                                   -----
determined on a consolidated basis in accordance with GAAP of such Person and its Subsidiaries.

     "Consolidated Total Debt": at any date, the aggregate principal amount of
      -----------------------
all Indebtedness of such Person and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

     "Default": any of the events specified in Section 8, whether or not any
      -------
requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Defaulting Lenders": Lenders who are in breach of any of their obligations
      ------------------
hereunder, as determined by the Administrative Agent in its reasonable discretion.

     "Disposition": see definition of "Asset Sale".
      -----------

     "Distribution Agreement" the Distribution Agreement, dated on or about the
      ----------------------
date hereof, by and among Columbia/HCA, LifePoint Parent and Triad Hospitals, Inc., as originally executed or hereafter amended with the prior written consent of the Required Lenders.

     "Documentation Agent": see the preamble hereto.
      -------------------

     "Dollars" and "$": dollars in lawful currency of the United States.
      -------       -

     "Domestic Subsidiary": any Subsidiary of LifePoint organized under the laws
      -------------------
of any jurisdiction within the United States.

     "Dropdown":  see the Recitals.
      --------

     "Environmental Laws": any and all foreign, Federal, state, local or
      ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Legal Requirements regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

     "Equity Interests": any and all shares, interests, participations or other
      ----------------
equivalents (however designated) of capital stock, partnership interests, member interests and any and all equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing, other than equity interests or warrants, right or options issued in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended
      -----
from time to time.

     "ESOP":  the LifePoint Parent's Retirement Plan.
      ----

     "Event of Default": any of the events specified in Section 8.
      ----------------

     "Excess Cash Flow": for any period, as to LifePoint Parent (a) Consolidated
      ----------------
EBITDA for such period, minus (b) Consolidated Fixed Charges for such period,
                        -----
minus (c) voluntary prepayments of the Term Loans and voluntary prepayments of
-----
the Revolving Loans made in connection with voluntary permanent reductions of the Revolving Commitments during such period, minus (d) Capital Expenditures
                                              ------
(net of any proceeds of any related financings with respect to such Capital Expenditures) for such period, minus (e) cash taxes for such Person and its
                               -----
Subsidiaries for such period.

     "Existing Joint Ventures":  Columbia/Bartow Healthcare System, Ltd. and
      -----------------------
Dodge City Healthcare Group, L.P.

     "Facility": each of (a) the Tranche A Term Commitments and the Tranche
      --------
A Term Loans made thereunder (the "Tranche A Term Facility"), (b) the Tranche B
                                   -----------------------
Term Commitments and the Tranche B Term Loans made thereunder (the "Tranche B
                                                                    ---------
Term Facility") and (c) the Revolving Commitments and the extensions of credit
-------------
made thereunder (the "Revolving Facility").
                      ------------------

     "Federal Funds Effective Rate": for any period, a fluctuating interest
      ----------------------------
rate per annum (based on a 360 day year) equal for each day during such period to the weighted average of the rates of interest charged on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Administrative Agent).

     "Financings": see the Recitals.
      ----------

     "Funding Office": the office of the Administrative Agent specified in
      --------------
Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

     "GAAP":  generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other entity as may be approved by a significant segment of the accounting profession, provided, however, that for purposes of compliance with Section 7.1 and the related definitions, "GAAP" means such principles as in effect on December 31, 1998 as applied by Columbia/HCA and LifePoint Parent and their respective Subsidiaries and the Accountants in the preparation of the most recent audited annual statements referred to in Section 5.1 and consistently followed, without giving effect to any subsequent changes thereto. In the event that any accounting change of the Financial Accounting Standards Board shall be promulgated resulting in a change in the method of calculation of financial covenants, financial standards or other terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such accounting changes to the effect that the criteria for evaluating the Borrower's financial condition shall be the same after such accounting changes as if such accounting changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, financial standards and other terms in this Agreement shall continue to be calculated or construed as if such accounting changes had not occurred.

     "Governmental Authority":  any nation or government, state or other
      ----------------------
political subdivision thereof, agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions or pertaining to government, any securities exchange and any self-regulatory organization.

     "Guarantee and Security Agreement": the Guarantee and Security Agreement to
      --------------------------------
be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise
        ---------
modified from time to time.

     "Guarantee Obligation": with respect to any Person, (a) any guarantee by
      --------------------
such specified Person of the payment or performance of, or any contingent obligation of such Person in respect of any Indebtedness or other obligation of any primary obligor, (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of such Person including any binding "comfort letter" or "make well agreement" written by such Person to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor, (c) any liability of such Person as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership, (d) any liability of such Person as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture, and (e) any liability of such Person with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Borrower and its Subsidiaries) that is consolidated for tax purposes, and (f) reimbursement obligations, whether contingent or matured, of such Person with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Rate Hedging Agreements; in each case whether or not any of the foregoing are reflected on the balance sheet of such Person or in a footnote thereto; provided, however, that the term "Guarantee Obligation" shall not include endorsements for
               --------------------
collection or deposit in the ordinary course of business. The amount of any Guarantee Obligation and the amount of Indebtedness resulting from such Guarantee Obligation shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

     "Guarantors":  collectively, (a) HTI, in the event HTI is no longer the
      ----------
"Borrower" hereunder and has not been released as a Guarantor pursuant to
Section 6.11, (b) LifePoint Parent, in the event step (2) of the Dropdown occurs and LifePoint Parent is no longer the "Borrower" hereunder pursuant to Section 6.11, and (c) the Subsidiary Guarantors, in the event HTI is released as a "Borrower" and "Guarantor" hereunder pursuant to Section 6.11. (It is a requirement of this Agreement that the Subsidiary Guarantors become "Guarantors" hereunder prior to the occurrence of either of the HCA Distributions described in steps (3) and (4) of the Spinoff and contemporaneously with any release of HTI as a "Guarantor" pursuant to Section 6.11).

     "HCA Asset Transfer Side Letter":  see Section 4.1(l).
      ------------------------------

     "HCA Distributions":  see the Recitals.
      -----------------

     "HCA Guaranty":  the Guarantee Agreement of Columbia/HCA to be executed and
      ------------
delivered on the Closing Date substantially in the form attached as Exhibit D-1
                                                                    -----------
as may be amended, supplemented or modified from time to time.

     "HCA Other Side Letter": see Section 4.1(l).
      ---------------------

     "HCA Senior Credit Facilities": Columbia/HCA's senior credit facilities in
      ----------------------------
effect on the date hereof.

     "Hazardous Materials":  (a) any petroleum or petroleum products,
      -------------------
flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and polychlorinated biphenyls, (b) any chemicals or other materials or substances or wastes that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law, and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

     "High Yield Documents": the High Yield Notes and all other documents and
      --------------------
agreements executed in connection therewith, each as originally executed or as amended pursuant to Section 7.15.

     "High Yield Offering Memorandum": the Offering Memorandum dated May 4, 1999
      ------------------------------
relating to the High Yield Notes.

     "High Yield Notes": the $150,000,000 in 10.75% Senior Subordinated Notes
      ----------------
due 2009 issued by HTI on or about the Closing Date.

     "High Yield Offering": see Section 4.1.
      -------------------

     "HTI":  see the preamble.
      ---

     "HTI Guaranty": collectively, the two Guarantee Agreements of HTI to be
      ------------
executed and delivered by HTI pursuant to Section 6.11, substantially in the forms of Exhibit D-2, as the same may be amended, supplemented or otherwise
         -----------
modified from time to time.

     "HTI Release": see Section 6.11.
      -----------

     "Hospitals":  any of the acute care hospitals owned or operated by any of
      ---------
the Loan Parties from time to time, of which 23 are owned and operated by LifePoint and its Subsidiaries on the date hereof, as set forth on Schedule A
                                                                   ----------
hereto.

     "Indebtedness": of any Person at any date, without duplication, (a) all
      ------------
indebtedness of such Person for borrowed money, (b) obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) the principal portion of Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all Guarantee Obligations of such Person in respect of Indebtedness of another Person, (h) all Indebtedness of another Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (i) all obligations of such Person in respect of Rate Hedging Agreements, (j) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (k) all preferred Equity Interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Sale that does not in fact result in a redemption of such preferred Equity Interests) at any time during the term of this Agreement, (l) the principal portion of all obligations of such Person under Synthetic Leases, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, and (n) the outstanding attributed principal amount under any Securitization Transaction.

     "Initial Financial Statements": see Section 4.1.
      ----------------------------

     "Insolvency" or "Insolvent": with respect to any Multiemployer Plan, the
      ----------      ---------
condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Intellectual Property": collectively, all rights, priorities and
      ---------------------
privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each
      ---------------------
March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period,
(c) as to any LIBOR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any

Revolving Loan that is an Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

     "Interest Period": as to any LIBOR Loan, (a) initially, the period
      ---------------
commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Scheduled Revolving Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term Loans, as the case may be;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such Loan.

     "Investments": as defined in Section 7.8.
      -----------

     "Issuing Lender": Fleet National Bank or any of its Affiliates in their
      --------------
capacity as issuer of any Letter of Credit.

     "JCAHO":  the Joint Commission on Accreditation of Healthcare
      -----
Organizations, or any similar successor organization thereto.

     "L/C Application": an application, in such form as the Issuing Lender may
      ---------------
specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

     "L/C Commitment": $12,000,000.
      --------------

     "L/C Fee Payment Date": the last day of each March, June, September and
      --------------------
December and the last day of the Revolving Commitment Period.

     "L/C Obligations": at any time, an amount equal to the sum of (a) the
      ---------------
aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C Participants": all Revolving Lenders other than the Issuing Lender.
      ----------------

     "Legal Requirement": as to any Person, the certificate of incorporation,
      -----------------
by-laws, certificate of limited partnership, certificate of formation, partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation ERISA, Environmental Laws, the federal Medicare and Medicaid statutes, anti-kickback and fraud and abuse laws and regulations, (including without limitation 42 U.S.C. (S)1320a-7b, 42 U.S.C. (S)1395nn or 31 U.S.C. (S)3729, or the regulations promulgated thereunder), health and environmental protection laws, storm drainage control laws, doing business and/or licensing laws, zoning and subdivision laws and ordinances, and laws regarding access and facilities for disabled persons including but not limited to the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973, and the Americans with Disabilities Act of 1990.

     "Lenders": as defined in the preamble hereto.
      -------

     "Letter of Credit Fees" see Section 3.3.
      ---------------------

     "Letters of Credit": as defined in Section 3.1(a).
      -----------------

     "LIBOR Base Rate": with respect to each Interest Period for a LIBOR Loan,
      ---------------
that rate per annum (rounded upward, if necessary, to the nearest 1/32nd of one percent) which represents the offered rate for deposits in U.S. Dollars, for a period of time comparable to such Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on that day that is two Business Days preceding the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Base Rate for such Interest Period shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period shown on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London
Time) on that day that is two Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the LIBOR Base Rate for any Interest Period will be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time) on that day that is two London Business Days preceding the first day of such Interest Period, as selected by the Administrative Agent. The principal London office of each of four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City) time on that day that is two Business Days preceding the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Base Rate for the proposed Interest Period cannot be determined. The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Base Rate as determined for each LIBOR Loan and such notice shall be conclusive and binding, absent manifest error.

     "LIBOR Loans":  Loans bearing interest at a rate determined on the basis of
      -----------
the LIBOR Rate.

     "LIBOR Rate": With respect to each day during each Interest Period
      ----------
pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                                LIBOR Base Rate
                                ---------------
                       1.00 - LIBOR Reserve Requirements

     "LIBOR Reserve Requirements": for any day as applied to a LIBOR Loan, the
      --------------------------
aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

     "LifePoint": see the Recitals.
      ---------

     "LifePoint II": see the Recitals.
      ------------

     "LifePoint III": see the Recitals.
      -------------

     "LifePoint Parent": see the Recitals.
      ----------------

     "LifePoint Parent Guaranty": the Guarantee Agreement of LifePoint Parent to
      -------------------------
be executed and delivered by LifePoint Parent pursuant to Section 6.11, substantially in the form of Exhibit E, as the same may be amended, supplemented
                             ---------
or otherwise modified from time to time.

     "LifePoint Parent Security Agreement": the Security Agreement of LifePoint
      -----------------------------------
Parent to be executed and delivered by LifePoint Parent pursuant to Section 6.11, substantially in the form of Exhibit F, as the same may be amended,
                                   ---------
supplemented or otherwise modified from time to time.

     "LifePoint Security Agreement": the Security Agreement of LifePoint to be
      ----------------------------
executed and delivered by LifePoint pursuant to Section 6.11, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise
            ---------
modified from time to time.

     "Loan" any loan made by any Lender pursuant to this Agreement.
      ----

     "Loan Documents": this Agreement, the Security Documents and the Notes.
      --------------

     "Loan Parties": (a) HTI (until the HTI Release has been executed and
      ------------
delivered), (b) LifePoint Parent, (c) LifePoint and each of its Subsidiaries, and (d) any other Affiliate of LifePoint that is or becomes a party to a Loan Document.

     "Loan Party":  any of the Loan Parties.
      ----------

     "Majority Facility Lenders": with respect to the Tranche A Term and the
      -------------------------
Revolving Facility, the holders (who are not Defaulting Lenders) of more than 50% of the aggregate unpaid principal amount of the Tranche A Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, prior to any termination of the Tranche A Term Commitments or the Revolving Commitments, the holders (who are not Defaulting Lenders) of more than 50% of the aggregate Tranche A Term Commitments or Total Revolving Commitments, as the case may be), and with respect to the Tranche B Term Facility, the holders (who are not Defaulting Lenders) of more than 50% of the aggregate principal amount of the Tranche B Term Loans outstanding under the Tranche B Term Facility.

     "Majority Revolving Facility Lenders": the Majority Facility Lenders in
      -----------------------------------
respect of the Revolving Facility.

     "Majority Tranche A Term Lenders": the Majority Facility Lenders in respect
      -------------------------------
of the Tranche A Term Facility.

     "Managed Care Plans": All health maintenance organizations, preferred
      ------------------
provider organizations, individual practice associations, competitive medical plans and similar arrangements.

     "Material Acquisition": any acquisition of property or series of related
      --------------------
acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Person and (b) involves the payment of consideration by a Person and its Subsidiaries in excess of $1,000,000 in the aggregate.

     "Material Adverse Effect": a material adverse effect on (a) the business,
      -----------------------
assets, property, operations, condition (financial or otherwise), liabilities or prospects of Columbia/HCA (so long as HTI remains a Loan Party), HTI (so long as it remains a Loan Party), LifePoint Parent, LifePoint, or LifePoint and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any material obligation under any of the Loan Documents to which it is bound, (c) any event or condition which would reasonably be likely to result in an Event of Default (including any financial covenant Event of Default) after the passage of time, or (d) the validity or enforceability of (i) this Agreement or (ii) any of the other Loan Documents or (iii) any aspect of the Spinoff materially adverse to any Loan Party or (iv) the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "Material Disposition": any Disposition of property or series of related
      --------------------
Dispositions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Person and (b) results in gross proceeds to a Person or any of its Subsidiaries in excess of $1,000,000 in the aggregate.

     "Material Subsidiaries": each direct or indirect Subsidiary (or any
      ---------------------
combination thereof) of LifePoint existing on the date hereof or hereafter acquired or created which (i) has a tangible net worth (calculated in accordance with GAAP) equal to or greater than 10% of the Consolidated Net Worth of LifePoint and its Subsidiaries (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received audited financial statements) or (ii) has annual book net income (determined in accordance with GAAP) equal to or greater than 5% of the annual Consolidated Net Income of LifePoint and its Subsidiaries (calculated for the most recent fiscal year of LifePoint for which the Administrative Agent has received audited financial statements).

     "Medical Facilities": any Hospital, outpatient clinic and long term care
      ------------------
facility and related medical office building or other facility owned or used by any of the Loan Parties in its business.

     "Mortgaged Properties": the real properties and improvements thereon listed
      --------------------
on Schedule 1.1B and properties related thereto, as to which the Administrative
   -------------
Agent for the benefit of the Lenders shall request and shall be granted a Lien pursuant to the Mortgages.

     "Mortgages": each of the mortgages and deeds of trust made by any Loan
      ---------
Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit H (with such
                                                     ---------
changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

     "Multiemployer Plan": a Plan that is a multiemployer plan as defined in
      ------------------
Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery
      -----------------
Event, to the extent the aggregate proceeds thereof exceed $500,000 in any fiscal year, such proceeds in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorney's fees, accountant's fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness (including principal, interest, premium and penalties, if any) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net reserves (which shall not exceed in any event 20% of such cash and Cash Equivalents) for reasonable post-closing adjustments (to be reserved until adjusted no later than nine months after such Asset Sale) relating to settlement of receivables and other working capital adjustments in the ordinary course of business, reasonably determined by LifePoint; (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorney's fees, investment banking fees, accountant's fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. Any excess net reserve amounts netted out from Net Cash Proceeds shall be turned over to the Administrative Agent as Net Cash Proceeds for mandatory prepayment at the end of the reserve and adjustment period relating thereto.

     "Non-Excluded Taxes": as defined in Section 2.17(a).
      ------------------

     "Non-U.S. Lender": as defined in Section 2.17(d).
      ---------------

     "Notes":the collective reference to the Tranche A Term Notes, the Tranche B
      -----
Term Notes and the Revolving Notes.

     "Notice of Reinvestment":a written notice executed by a Responsible Officer
      ----------------------
stating that no Event of Default has occurred and is continuing and that LifePoint (directly or indirectly through a Subsidiary Guarantor) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets to be used and useful in its business.

    "Obligations": the unpaid principal of and interest on (including interest
     -----------
accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Rate Hedging Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Rate Hedging Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

    "Organizational Documents": as to any Person, the certificate of
     ------------------------
incorporation, by-laws, certificate of limited partnership, certificate of formation, partnership agreement or other organizational or governing document of such Person.

    "Participant": as defined in Section 11.6(b).
     -----------

    "PBGC": the Pension Benefit Guaranty Corporation established pursuant to
     ----
Subtitle A of Title IV of ERISA (or any successor).

    "Permitted Acquisitions": an Acquisition by LifePoint or a Subsidiary
     ----------------------
Guarantor, subject to the fulfillment of the following conditions:

          (i) LifePoint shall have obtained the prior written approval of the Required Lenders, if (A) such Acquisition involves a Total Purchase Price of $32,500,000 or more in the aggregate, or (B) the aggregate Total Purchase Price of such Acquisition and all other Acquisitions consummated within the calendar year of the date of the proposed Acquisition exceeds $40,000,000.

          (ii) Target EBITDA of the Target for its most recently ended four fiscal quarters shall exceed $1.00;

          (iii) No later than (A) 15 days (or such shorter period as may be reasonably practicable, if approved by the Required Lenders) prior to the consummation of any such Acquisition or, if earlier, 10 Business Days after the execution and delivery of the related Purchase Agreement, LifePoint shall have delivered to the Administrative Agent, with sufficient copies for all of the Lenders, copies of executed counterparts of such Purchase Agreement, together with all schedules thereto, copies of the Target's financial statements supplied to LifePoint, and any additional agreements or instruments to be executed at the closing thereunder (to the extent available), (B) promptly following a request therefor, copies of such other information or documents relating to such acquisition as the Administrative Agent shall have reasonably requested, and (C) if requested by the Administrative Agent, promptly following the consummation of such Acquisition, certified copies of the agreements, instruments and documents referred to above to the extent the same has been executed and delivered at the closing under such Purchase Agreement;

          (iv) No Loan Party shall, in connection with any such Acquisition, assume or remain liable with respect to any Indebtedness of the related seller, except (A) to the extent permitted under Section 7.2 and (B) obligations of such seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties; and any other such liabilities or obligations not permitted to be assumed or otherwise supported hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such Acquisition;

          (v) All other assets and properties acquired in connection with any such Acquisition shall be free and clear of any Liens other than as permitted under Section 7.3;

          (vi) The Loan Parties shall have complied as applicable with all of the provisions in Sections 6.11 and 6.12, including the execution and delivery of such additional agreements, instruments, certificates, opinions and other papers as the Administrative Agent may reasonably require;

          (vii) The Target must be engaged primarily in the business of LifePoint and its Subsidiaries existing on the date hereof;

          (viii) No Default shall have occurred and be continuing or reasonably be expected to result from such Acquisition;

          (ix) Without limiting the generality of the foregoing, after giving effect to such Acquisition, LifePoint shall be in compliance with the provisions of Section 7.1, calculated on a pro forma basis as of the end of
                                                ---------
     and for the quarter most recently ended prior to the date of such Acquisition. Without limiting the generality of the foregoing, both before, and after giving effect to such Acquisition calculated on a pro
                                                                         ---
     forma basis as of the end of and for the Reference Period most recently
     -----
     ended prior to the date of such Acquisition, the ratio of Consolidated Total Debt to Consolidated Annualized EBITDA (for the most recently ended Reference Periods ending on or before September 30, 1999) or to Consolidated EBITDA (for Reference Periods ending thereafter) shall be less than 4.00:1.00. At least eight Business Days prior to the closing of such Acquisition, LifePoint shall provide to the Administrative Agent (with sufficient copies for all of the Lenders) a certificate signed on behalf of LifePoint by a Responsible Officer demonstrating such compliance in reasonable detail; and

          (x) LifePoint shall have submitted to the Administrative Agent a properly completed Acquisition Compliance Checklist substantially in the form of Exhibit I hereto which must be satisfactory to the Administrative
             ---------
     Agent in form and substance.


    "Person": an individual, partnership, corporation, limited liability
     ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

    "Plan": at a particular time, any employee benefit plan that is covered by
     ----
ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

    "Pricing Grid": the pricing grid attached hereto as Schedule 1.1C.
     ------------                                       -------------

    "Pricing Leverage Ratio": at any date, the ratio of (a) Consolidated Total
     ----------------------
Debt on such date to (b) Consolidated EBITDA for the most recently ended Reference Period.

    "Prime Rate": The variable per annum rate of interest so designated from
     ----------
time to time by the Reference Lender at its head office as its Prime Rate. The Prime Rate is not necessarily intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit.

    "Pro Forma Financial Statements": as defined in Section 4.1(a).
     ------------------------------

    "Projections": as defined in Section 6.2(a).
     -----------

    "Properties": as defined in Section 4.17(a).
     ----------

    "Purchase Agreement": any of the asset and/or equity purchase agreements
     ------------------
relating to a Permitted Acquisition between LifePoint or any Subsidiary and the seller of such assets and/or equity.

    "Rate Hedging Agreements": all interest rate swaps, caps or collar
     -----------------------
agreements or similar arrangements providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

    "Recovery Event": any settlement of or payment in respect of any property or
     --------------
casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries in excess of $500,000.

    "Reference Lender": Fleet National Bank.
     ----------------

    "Reference Period":  any period of four consecutive fiscal quarters of the
     ----------------
Borrower.

    "Register": as defined in Section 11.6(d).
     --------

    "Regulation U": Regulation U of the Board as in effect from time to time.
     ------------

    "Reimbursement Obligation": the obligation of the Borrower to reimburse the
     ------------------------
Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

    "Reinvestment Deferred Amount": with respect to any Asset Sale or Recovery
     ----------------------------
Event for which a Notice of Reinvestment has been delivered, the aggregate Net Cash Proceeds received by LifePoint or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.9(b) as a result of the delivery of a Reinvestment Notice,

    "Reinvestment Prepayment Amount": with respect to any Asset Sale or Recovery
     ------------------------------
Event for which a Notice of Reinvestment has been delivered, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets to be used and useful in the business of LifePoint and the Subsidiary Guarantors.

    "Reinvestment Prepayment Date": with respect to any Asset Sale or Recovery
     ----------------------------
Event for which a Notice of Reinvestment has been delivered, the earlier of (a) the date occurring nine months after such Asset Sale or Recovery Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets to be used and useful in the business of LifePoint and the Subsidiary Guarantors with all or any portion of the applicable Reinvestment Deferred Amount.

    "Reorganization": with respect to any Multiemployer Plan, the condition that
     --------------
such plan is in reorganization within the meaning of Section 4241 of ERISA.

    "Reportable Event": any of the events set forth in Section 4043(c) of ERISA,
     ----------------
other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. (S) 4043.

    "Required Lenders": at any time, the holders (who are not Defaulting
     ----------------
Lenders) of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, (ii) the aggregate undrawn Tranche A Term Commitments then in effect, and (iii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

    "Required Prepayment Lenders": the Majority Facility Lenders in respect of
     ---------------------------
each Facility.

    "Responsible Officer": as to any Loan Party, the chief executive officer,
     -------------------
chief operating officer, president, chief financial officer or general counsel of such Loan Party, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

    "Restricted Payment": any distribution or payment of cash or property, or
     ------------------
both, directly or indirectly (a) in respect of any Subordinated Debt, or (b) to the holder of any Equity Interest in any Loan Party or to any Affiliates of any Loan Party for any reason whatsoever, including without limitation, salaries, loans, debt repayment, consulting fees, expense reimbursements and dividends, distributions, put, call or redemption payments and any other payments in respect of Equity Interests; provided, however, that Restricted Payments shall not include transactions that comply with Section 7.9.

    "Revolving Commitment": as to any Lender, the obligation of such Lender, if
     --------------------
any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A
                                                                  -------------
or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Commitments is $65,000,000.

    "Revolving Commitment Period": the period from and including the Closing
     ---------------------------
Date to the Scheduled Revolving Termination Date.

    "Revolving Extensions of Credit": as to any Revolving Lender at any time, an
     ------------------------------
amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) an amount equal to such Lender's Revolving Percentage of the L/C Obligations then outstanding.

    "Revolving Lender": each Lender that has a Revolving Commitment or that
     ----------------
holds Revolving Loans.

    "Revolving Loans": as defined in Section 2.4(a).
     ---------------

    "Revolving Note": as defined in Section 2.4(c).
     --------------

    "Revolving Percentage": as to any Revolving Lender at any time, the
     --------------------
percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

    "Scheduled Revolving Termination Date": November 11, 2004.
     ------------------------------------

    "Scheduled Tranche A Termination Date":  the first anniversary of the date
     ------------------------------------
of this Agreement.

    "SEC": the Securities and Exchange Commission, and any successor thereto.
     ---

    "Securitization Transaction": means a financing transaction or series of
     --------------------------
financing transactions that have been or may be entered into by a member of the Borrower's consolidated group pursuant to which such member may sell, convey or otherwise transfer to (i) a Subsidiary or affiliate, or (ii) any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the "Securitization Receivables") (whether such Securitization Receivables are
      --------------------------
then existing or arising in the future) of such member, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

    "Security Documents": the collective reference to the HTI Guaranty (so long
     ------------------
as HTI remains a Loan Party), the HCA Asset Transfer Side Letter (so long as HTI remains a Loan Party), the HCA Other Side Letter, the HCA Guaranty, the LifePoint Parent Guaranty, the LifePoint Parent Security Agreement, the LifePoint Security Agreement, the Guarantee and Security Agreement, the Assumption Agreements, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

    "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but
     --------------------
that is not a Multiemployer Plan.

    "Solvent": when used with respect to any Person, means that, as of any date
     -------
of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

    "Spinoff": see the Recitals.
     -------

    "Subordinated Debt": any Indebtedness of the Borrower or any of its
     -----------------
Subsidiaries subordinated on terms satisfactory to the Administrative Agent and the Required Lenders pursuant to written agreements in form and substance satisfactory to the Administrative Agent, including the High Yield Offering and the Columbia/HCA Intercompany Receivable.

    "Subordination Agreement": see Section 4.1.
     -----------------------

    "Subsidiary" as to any Person, a corporation, partnership, limited liability
     ----------
company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. The definition of "Subsidiaries" of LifePoint Parent and LifePoint shall include the Existing Joint Ventures. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of LifePoint Parent or LifePoint; provided that no Plan (including the ESOP) shall be considered a Subsidiary of LifePoint Parent or LifePoint.

    "Subsidiary Guarantor": each direct or indirect Subsidiary of LifePoint.
     --------------------

    "Syndication Agent": as defined in the preamble hereto.
     -----------------

    "Synthetic Lease": means any synthetic lease, tax retention operating lease,
     ---------------
off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but is classified as an operating lease under GAAP.

    "Target": any Person or any division of a Person, all or substantially all
     ------
of the outstanding Equity Interests or all or substantially all of the assets of which, are proposed to be acquired by LifePoint or any of its Subsidiaries in connection with a Permitted Acquisition.

    "Target EBITDA": for any period, as to the Target, net income for such
     -------------
period plus, without duplication and to the extent reflected as a charge in the
       ----
statement of such net income for such period, the sum of (a) income tax expense,
(b) interest expense, and (c) depreciation and amortization expense, all calculated in accordance with generally accepted accounting principles consistently applied.

    "Tax Sharing Agreement": the Tax Sharing and Indemnification Agreement,
     ---------------------
dated on or about the date hereof, by and among Columbia/HCA, LifePoint Parent and Triad Hospitals, Inc. as originally executed or hereafter amended with the prior written consent of Required Lenders.

    "Term Lenders": the collective reference to the Tranche A Term Lenders and
     ------------
the Tranche B Term Lenders.

    "Term Loans": the collective reference to the Tranche A Term Loans and
     ----------
Tranche B Term Loans.

    "Third Party Payor Programs": All third party payor programs in which
     --------------------------
LifePoint and its Subsidiaries currently or in the future may participate, including, without limitation, Medicare, Medicaid, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance programs and employee assistance programs, including without limitation all Third Party Payor Programs in which the America Group division of Columbia/HCA participated immediately prior to the Spinoff.

    "Three Sale Hospitals": the following three Hospitals, Trinity Hospital,
     --------------------
Erin, Tennessee, Barrow Medical Center, Winder, Georgia and Halstead Hospital, Halstead, Kansas.

    "Total Purchase Price": the "purchase price" for any Acquisition including,
     --------------------
without limitation, but without duplication, (a) all cash payable by any Loan Party to the seller or Affiliate of the seller at the closing of the Acquisition; (b) all equity securities of any Loan Party, and warrants, options and other rights to acquire equity securities of any Loan Party, issued at the closing of the Acquisition valued in accordance with the fair market value of such securities; (c) all Indebtedness incurred by LifePoint Parent or LifePoint or any of its Subsidiaries in favor of any seller or Affiliate of any seller;
(d) all Indebtedness and other liabilities of or related to the Target that are assumed by any Loan Party, or subject to which the acquired assets are acquired, or (in the case of an equity security purchase or merger) that remain unpaid at the closing of the Acquisition; (e) amounts payable under noncompetition agreements; (f) the maximum amount of all compensation (other than base salary and customary bonuses) during the 12-month period following the closing of the acquisition under all employment agreements entered into in connection with the Acquisition; (g) amounts payable under consulting or other similar agreements entered into in connection with the Acquisition, the payment and amount of which are not conditioned on the performance of a specified amount of services or which are in excess of a reasonable amount for the specified services; and (h) the maximum amount of all contingent future payments or other consideration (including any Equity Interests and warrants, options and other rights to acquire Equity Interests, valued in accordance with the fair market value of such securities but excluding employee benefit plans) not otherwise described in this definition, including without limitation "earn-out" payments and amounts payable upon disposition of the acquired business (unless the Required Lenders shall otherwise agree), and (i) all other payments and obligations which constitute in substance purchase price rather than payment for services. For purposes of clauses (f) and (h) of the preceding sentence, the maximum amount of any payment or other consideration specified therein shall be the maximum amount provided for in the relevant agreement, or, if no maximum amount is so provided, the amount reasonably estimated by LifePoint on the basis of assumptions and calculations provided in writing to the Agent and approved by them. Such assumptions shall include reasonable projections of any measure of financial or other performance that enters into the calculation of the amount of any such payment or other consideration but shall not include any assumption that any other future event that is a condition to such payment or consideration (such as the later disposition of the acquired business or a public or private offering of securities) will not occur. Any amounts included in clauses (e), (g) or (h) payable after the 12-month period following the closing of the acquisition shall be calculated on a net present value basis discounted at the then current U.S. treasury rate with a maturity substantially the same as the final payment thereunder (or such other rate as is then acceptable to the Administrative Agent).

    "Total Revolving Commitments": at any time, the aggregate amount of the
     ---------------------------
Revolving Commitments then in effect.

    "Total Revolving Extensions of Credit": at any time, the aggregate amount of
     ------------------------------------
the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

    "Tranche A Term Commitment": as to any Lender, the obligation of such
     -------------------------
Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Commitment" opposite such Lender's name on Schedule 1.1A. The original
                                                -------------
aggregate amount of the Tranche A Term Commitments is $60,000,000.

    "Tranche A Term Lender": each Lender that has a Tranche A Term Commitment or
     ---------------------
holds a Tranche A Term Loan.

    "Tranche A Term Loan": as defined in Section 2.1.
     -------------------

    "Tranche A Term Note": as defined in Section 2.3(c).
     -------------------

    "Tranche A Term Percentage": as to Tranche A Term Lender at any time, the
     -------------------------
percentage which such Lender's Tranche A Term Commitment then constitutes of the aggregate Tranche A Term Commitments (or, at any time after the Closing Date, the percentage which the sum of the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding plus such Lender's undrawn Tranche A Term Commitment constitutes of the sum of the aggregate principal amount of the Tranche A Term Loans then outstanding plus the aggregate principal amount of the undrawn Tranche A Term Commitments).

    "Tranche B Term Commitment": as to Tranche B Term Lender, the obligation of
     -------------------------
such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Commitment" opposite such Lender's name on Schedule 1.1A. The original
                                                  -------------
aggregate amount of the Tranche B Term Commitments is $85,000,000.

    "Tranche B Term Lender": each Lender that has a Tranche B Term Commitment or
     ---------------------
holds a Tranche B Term Loan.

    "Tranche B Term Loan": as defined in Section 2.1.
     -------------------

    "Tranche B Term Note": as defined in Section 2.3(d).
     -------------------

    "Tranche B Term Percentage": as to any Lender at any time, the percentage
     -------------------------
which such Lender's Tranche B Term Commitment then constitutes of the aggregate Tranche B Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding); provided, that solely for purposes of
                                        --------
calculating the amount of each installment of Tranche B Term Loans (other than the last installment) payable to a Tranche B Term Lender, such Term Lender's Tranche B Term Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Term Lender's Tranche B Term Loans that shall have been declined by such Term Lender (or, in the case of any Term Lender that shall have acquired its Tranche B Term Loans by assignment from another Person, by such other Person).

    "Transferee": any Assignee or Participant.
     ----------

    "Transition Agreements":  collectively, (a) the Distribution Agreement; (b)
     ---------------------
the Tax Sharing Agreement; (c) the benefits and employment matters agreement among Columbia/HCA, Triad Hospitals, Inc. and LifePoint Parent; (d) the insurance allocation and administration agreement among Columbia/HCA, Triad Hospitals, Inc. and LifePoint Parent; (e) the computer and data processing services agreement between Columbia Information Systems, Inc. ("CIS") and
                                                                ---
LifePoint Parent; (f) subleases between certain subsidiaries of Columbia/HCA and LifePoint Parent relating to LifePoint Parent's principal executive offices; (g) the transitional services agreement between Columbia/HCA and LifePoint Parent;
(h) agreement to share telecommunications services between CIS and LifePoint Parent; (i) agreements between Columbia/HCA and LifePoint Parent relating to the provision of account collection services and relating to LifePoint Parent's participation in a group purchasing organization with Columbia/HCA; and (j) Year 2000 professional services agreement between CIS and LifePoint Parent.

    "Triad Financings": the credit facilities provided under the Credit
     ----------------
Agreement dated as of May 11, 1999 among Healthtrust, Inc.-The Hospital Company, Bank of America National Trust and Savings Association, as administrative agent, and the lenders who become parties thereto from time to time (the "Triad Credit
                                                                   ------------
Agreement") and the financing under the Senior Subordinated Notes (as defined in
---------
the Triad Credit Agreement).

    "Type": as to any Loan, its nature as a Base Rate Loan or a LIBOR Loan.
     ----

    "United States" or "U.S.": the United States of America.
     -------------      ----

    "U.S. Taxes": as defined in Section 11.6(d).
     ----------

    1.2  Other Provisions.  Unless otherwise specified therein, all terms
         ----------------
defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (a) accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (b) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", and (c) the words "incur" and "borrow" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" and "borrowings" shall have correlative meanings).

    SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

    2.1  Term Commitments.  (a) Subject to the terms and conditions hereof,
         ----------------
each Tranche A Term Lender severally agrees to make up to three term loans (each, a "Tranche A Term Loan") to the Borrower from time to time as provided
          -------------------
below until the Scheduled Tranche A Termination Date; with the initial Tranche A Term Loan of such Tranche A Term Lender to be made on the Closing Date in an amount not exceeding such Tranche A Term Lender's Tranche A Term Percentage of $25,000,000. Subject to the terms and conditions hereof, the Borrower may borrow the aggregate undrawn Tranche A Term Commitments in two advances after the Closing Date until the Scheduled Tranche A Termination Date.

    (b) Subject to the terms and conditions hereof, each Tranche B Term Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower
                                         -------------------
on the Closing Date in an amount not to exceed the amount of the Tranche B Term Commitment of such Lender.

    (c) The Term Loans may from time to time be LIBOR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

    2.2   Procedure for Term Loan Borrowing.  (a) The Borrower shall give the
          ---------------------------------
Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the anticipated Closing Date and shall be confirmed in writing pursuant to the Borrowing Notice attached as Exhibit M-1, a "Borrowing Notice")
                                    -----------     ----------------
requesting that the Term Lenders make the initial Tranche A Term Loans (in an aggregate amount not to exceed $25,000,000) and make the Tranche B Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender on the Closing Date. The Administrative Agent shall credit the account of the Borrower on the books of such office of the

Administrative Agent by the Term Lenders in immediately available funds. Thereafter, the Borrower may borrow under the remaining undrawn Tranche A Term Commitment in two advances until the Scheduled Tranche A Termination Date on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (received by the Administrative Agent prior to 12:00 Noon, New York City time) (a) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Tranche A Loans to be borrowed, (ii) the requested Borrowing Date and
(iii) in the case of LIBOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such advance shall be in an amount equal to (x) in the case of Base Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate undrawn Tranche A Term Commitment is less than $1,000,000, such lesser amount) and (y) in the case of LIBOR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Tranche A Term Lender thereof. Each Tranche A Term Lender or Tranche B Term Lender, as applicable, will make the amount of its pro rata share of each borrowing available to the
                            --- ----
Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Tranche A Term Lenders and in like funds as received by the Administrative Agent.

    2.3  Repayment of Term Loans. (a) Subject to Section 2.3(c) below, the
         -----------------------
Tranche A Term Loan of each Tranche A Lender shall mature in 19 consecutive quarterly installments, commencing on June 30, 2000, each of which shall be paid on the payment dates set forth below and shall be in an amount equal to such Lender's Tranche A Term Percentage multiplied by the amount equal to the percentage of aggregate outstanding principal of Tranche A Term Loans as of the Scheduled Tranche A Termination Date set forth below opposite such payment date:

        Payment Date                      Principal Amount
     -----------------                 ----------------------
          06/30/00                             2.75%
          09/30/00                             2.75%
          12/31/00                             2.75%
          03/31/01                            4.1875%
          06/30/01                            4.1875%
          09/30/01                            4.1875%
          12/31/01                            4.1875%
          03/31/02                             6.25%
          06/30/02                             6.25%
          09/30/02                             6.25%
          12/31/02                             6.25%

        Payment Date                     Principal Amount
     -------------------              -----------------------
          03/31/03                             6.25%
          06/30/03                             6.25%
          09/30/03                             6.25%
          12/31/03                             6.25%
          03/31/04                             6.25%
          06/30/04                             6.25%
          09/30/04                             6.25%
          11/11/04                             6.25%

     (b) Subject to Section 2.3(c) below, the Tranche B Term Loan of each Tranche B Lender shall mature in 24 consecutive quarterly installments, commencing on March 31, 2000, each of which shall be in an amount equal to such Lender's Tranche B Term Percentage multiplied by the amount set forth below opposite such installment.

        Payment Date                     Principal Amount
     -------------------              -----------------------
          03/31/00                         $   212,500
          06/30/00                         $   212,500
          09/30/00                         $   212,500
          12/31/00                         $   212,500
          03/31/01                         $   212,500
          06/30/01                         $   212,500
          09/30/01                         $   212,500
          12/31/01                         $   212,500
          03/31/02                         $   212,500
          06/30/02                         $   212,500
          09/30/02                         $   212,500
          12/31/02                         $   212,500
          03/31/03                         $   212,500
          06/30/03                         $   212,500
          09/30/03                         $   212,500
          12/31/03                         $   212,500
          03/31/04                         $   212,500
          06/30/04                         $   212,500
          09/30/04                         $   212,500
          12/31/04                         $   212,500
          03/31/05                         $20,187,500
          06/30/05                         $20,187,500
          09/30/05                         $20,187,500
          11/11/05                         $20,187,500

          (c) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, all of the Term Loans shall be immediately due and payable, without demand or notice of any kind, and the Tranche A Term Commitments and the Tranche B Term Commitments shall immediately terminate, without demand or notice of any kind, on the second calendar day after the Closing Date (or if not a Business Day, on the next succeeding Business Day) in the event the Spinoff has not been completed in its entirety (including all steps (1) through (4) thereof) in accordance with the terms of this Agreement (including without limitation Section 6.11).

          (d) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche A Term Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to such Tranche A Term Lender a promissory note of the Borrower dated the Closing Date evidencing the Tranche A Term Loans made by such Tranche A Term Lender, substantially in the form of Exhibit J (a "Tranche A Term Note"), payable to the order of such Tranche A Term
---------     -------------------
Lender and in a principal amount equal to, in the case of Tranche A Term Notes issued on the Closing Date, the lesser of (A) the initial Tranche A Term Commitment of such Tranche A Term Lender or (B) the unpaid principal amount of the Tranche A Term Loans made by such Tranche A Term Lender plus the undrawn amount of the Tranche A Term Commitment, if not terminated, and, in the case of Tranche A Term Notes issued after the Closing Date, the unpaid principal amount of the Tranche A Term Loan made by such Tranche A Term Lender plus the undrawn amount of the Tranche A Term Commitment, if not terminated. Each Tranche A Term Lender is hereby authorized to record the date, Type and amount of each Tranche A Term Loan made by such Tranche A Term Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period and LIBOR Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Tranche A Term Note, and any such recordation shall, absent manifest error and to the extent permitted by applicable law, constitute prima facie, evidence of the accuracy of the information so recorded, provided,
-----------
that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Tranche A Term Loans made to the Borrower in accordance with the terms of this Agreement. A Tranche A Term Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with
Section 11.6 and by registration of such assignment or transfer of such Tranche A Term Note and the Obligations evidenced thereby in the Register.

          (e) The Borrower agrees that upon the request to the Administrative Agent by any Tranche B Term Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to such Tranche B Term Lender a promissory note of the Borrower dated the Closing Date evidencing the Tranche B Term Loans made by such Tranche B Term Lender, substantially in the form of Exhibit K (a "Tranche B Term Note"), payable to the order of such Tranche B Term
---------     -------------------
Lender and in a principal amount equal to, in the case of Tranche B Term Notes issued on the Closing Date, the lesser of (A) the initial Tranche B Term Commitment of such Tranche B Term Lender or (B) the unpaid principal amount of the Tranche B Term Loan made by such Tranche B Term Lender, and, in the case of Tranche B Term Notes issued after the

Closing Date, the unpaid principal amount of the Tranche B Term Loan made by such Tranche B Term Lender. Each Tranche B Term Lender is hereby authorized to record the date, Type and amount of each Tranche B Term Loan made by such Tranche B Term Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period and LIBOR Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Tranche B Term Note, and any such recordation shall, absent manifest error and to the extent permitted by applicable law, constitute prima facie evidence of
                                                      -----------
the accuracy of the information so recorded, provided, that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Tranche B Term Loans made to the Borrower in accordance with the terms of this Agreement. A Tranche B Term Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 11.6 and by registration of such assignment or transfer of such Tranche B Term Note and the Obligations evidenced thereby in the Register.

          2.4  Revolving Commitments. (a) Subject to the terms and conditions
               ---------------------
hereof, each Revolving Lender severally agrees to make revolving credit loans

("Revolving Loans") to the Borrower from time to time during the Revolving
-----------------
Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the L/C Obligations then outstanding does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be LIBOR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.10.

          (b) Subject to Section 2.4(c) below, the Borrower shall repay all outstanding Revolving Loans on the Scheduled Revolving Termination Date.

          (c) Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, all outstanding Revolving Loans shall be immediately due and payable, without demand or notice of any kind, and the Revolving Commitments shall immediately terminate, without demand or notice of any kind, on the second calendar day (or, if not a Business Day, the next succeeding Business Day) after the Closing Date in the event the Spinoff has not been completed in its entirety (including all steps (1) through (4) thereof) in accordance with the terms of this Agreement (including without limitation
Section 6.11).

          (d) The Borrower agrees that, upon the request to the Administrative Agent by any Revolving Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to such Revolving Lender a promissory note of the Borrower dated the Closing Date evidencing the Revolving Commitment of such Revolving Lender, substantially in the form of Exhibit L with appropriate
                                                    ---------
insertions as to date and principal amount (a "Revolving Note"). Each Revolving
                                               --------------
Lender is hereby authorized to record the date, Type and amount of each Revolving

Loan made by such Revolving Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period and LIBOR Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Revolving Note, and any such recordation shall, absent manifest error and to the extent permitted by applicable law, constitute prima facie
                                                                -----------
evidence of the accuracy of the information so recorded, provided that the
                                                         --------
failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Revolving Loans made to the Borrower in accordance with the terms of this Agreement. A Revolving Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 11.6 and by registration of such assignment or transfer of such Revolving Note and the Obligations evidenced thereby in the Register (and each Revolving Note shall expressly so provide). Upon receipt of an affidavit of an officer of any Lender or the Administrative Agent as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, and execution and delivery of an appropriate indemnification agreement by such Lender or the Administrative Agent, as applicable, in form and substance reasonably satisfactory to the Borrower in favor of the Borrower relating thereto, the Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

          2.5  Procedure for Revolving Loan Borrowing. The Borrower may borrow
               --------------------------------------
under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (received by the Administrative Agent prior to 12:00 Noon, New York City time and confirmed in writing by delivery of a Borrowing Notice),
(a) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of LIBOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of LIBOR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing
                                             --------
available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the

Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

          2.6  Commitment Fees, etc. (a) The Borrower agrees to pay to the
               --------------------
Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, equal to 1/2 of 1.00% per annum on the average daily amount of the Available Revolving Commitment of such Revolving Lender, payable quarterly in arrears on the last day of each March, June, September and December and on the Scheduled Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent for the account of each Tranche A Term Lender a commitment fee for the period from and including the Closing Date through the Scheduled Tranche A Termination Date equal to 1/2 of 1.00% per annum on the average daily amount of the undrawn Tranche A Term Commitment of such Tranche A Term Lender, payable quarterly in arrears on the last day of each March, June, September and December and on the Scheduled Tranche A Termination Date, commencing on the first of such dates to occur after the date hereof.

          (c) The Borrower agrees to pay to each Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and such Agent.

          2.7  Termination or Reduction of Revolving Commitments.  The Borrower
               -------------------------------------------------
shall have the right, upon not less than seven Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

          2.8  Optional Prepayments.  (a) The Borrower may at any time and
               --------------------
from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of LIBOR Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of LIBOR Loans or Base Rate Loans; provided, that if a LIBOR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18, and, provided, further, that if any portion or all of any Tranche B Term Loan is prepaid pursuant to this Section 2.8 on or before the second anniversary of the Closing Date, the Borrower shall also pay any amounts owing pursuant to Section 2.8(c). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

          (b) Optional prepayments of the Term Loans shall be applied pro rata
                                                                      --- ----
to the Tranche A and Tranche B Term Loans, and, ratably to the respective installments thereof. Optional prepayments of Term Loans may not be reborrowed.

          (c) In connection with, and at the time of, any optional prepayment of all or any portion of the Tranche B Term Loans (i) at any time from the Closing Date until the first anniversary thereof, the Borrower shall also pay a prepayment penalty equal to 2.00% of the principal amount so prepaid, or (ii) at any time from the first anniversary of the Closing Date until the second anniversary thereof, the Borrower shall also pay a prepayment penalty equal to 1.00% of the principal amount so prepaid.

          (d) Notwithstanding anything to the contrary in Section 2.8(b) or 2.15, with respect to the amount of any prepayment described in Section 2.8 that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment
                                                         --------------------
Amount"), at any time when Tranche A Term Loans remain outstanding, the Borrower
------
will, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in paragraph (b) above, on the date of such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender a notice (each, a "Prepayment Option Notice") as described below. As
                          ------------------------
promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Lender a Prepayment Option Notice, which shall be in the form of Exhibit N, and shall include an offer by
                                      ---------
the Borrower to prepay on the date (each an "Optional Prepayment Date") that is
                                             ------------------------
10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the prepayment amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Optional Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"), (ii) the Borrower shall pay to the Tranche A
              -----------------
Lenders an amount equal to the portion of the Tranche B Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans.

          2.9  Mandatory Prepayments and Commitment Reductions.: (a) Unless
               ------------------------------------------------
the Required Prepayment Lenders shall otherwise consent in writing, if any Equity Interests shall be issued or Indebtedness incurred (excluding any Indebtedness incurred in accordance with Section 7.2 of this Agreement) by the Borrower or any of its Subsidiaries, an amount equal to 100% of the Net Cash Proceeds thereof shall be delivered to the Administrative Agent within three Business Days after the date of such issuance or incurrence to be applied towards the prepayment of the Loans as set forth in Section 2.9(d).

          (b) Unless the Required Prepayment Lenders shall otherwise consent in writing, if the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, an amount equal to such Net Cash Proceeds shall be delivered to the Administrative Agent within three Business Days after such date of receipt to be applied towards the prepayment of the Term Loans as set forth in Section 2.9(d), unless a Notice of Reinvestment has been delivered relating thereto; provided, that (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing mandatory prepayment requirement pursuant to Notices of Reinvestment shall not exceed $5,000,000 in any fiscal year of the Borrower, and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Asset Sale or Recovery Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.9(d).

          (c) Unless the Required Prepayment Lenders shall otherwise consent in writing, if, for any fiscal year of the Borrower in which its ratio of Consolidated Total Debt to Consolidated EBITDA is greater than or equal to 4.00:1.00, commencing with the fiscal year ending December 31, 1999, there shall be Excess Cash Flow, the Borrower shall pay an amount equal to 75% of such Excess Cash Flow to prepay the Term Loans as set forth in Section 2.9(d).
Unless the Required Lenders shall otherwise consent in writing, if, as at the end of and for any fiscal year of the Borrower in which its ratio of Consolidated Total Debt to Consolidated EBITDA is less than 4.00:1.00 on the last day thereof, commencing with the fiscal year ending December 31, 1999, there shall be Excess Cash Flow, the Borrower shall pay an amount equal to 50% of such Excess Cash Flow to prepay the Term Loans as set forth in Section 2.9(d). Such prepayment out of Excess Cash Flow shall be made no later than five Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a) for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

          (d) Amounts to be applied in connection with prepayments made pursuant to Section 2.9 shall be applied (i) first to the prepayment of the Term Loans pro rata to Tranche A Term Loans and Tranche B Term Loans and ratably to
--- ----
scheduled installments thereof, provided, however, prepayments of Term Loans resulting from the incurrence of Indebtedness shall be applied to installments of Term Loans in inverse order of maturity, and (ii) second, to the prepayment of Revolving Loans and, in such event, such prepayment will permanently reduce the Revolving Commitments in the amount thereof. The application of any prepayment pursuant to Section 2.9 shall be made, first, to Base Rate Loans and,
                                                  -----
second, to LIBOR Loans. Each prepayment of the Loans under Section 2.9 (except
------
in the case of Revolving Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          (e) Notwithstanding anything to the contrary in Section 2.9(d) or 2.15, with respect to the amount of any mandatory prepayment described in
Section 2.9 that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment Amount"), at any time when Tranche A Term Loans remain
----------------------------
outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in paragraph (d) above, on the date specified in Section 2.9 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender a Prepayment Option Notice. As promptly as practicable after receiving such Prepayment Option Notice from the Borrower, the Administrative Agent will send it to each Tranche B Lender and shall include an offer by the Borrower to prepay on the date (each a "Mandatory Prepayment Date") that is 10 Business Days after the date of the
   -------------------------
Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the prepayment amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"),
                                                           -----------------
(ii) the Borrower shall pay to the Tranche A Lenders an amount equal to the portion of the Tranche B Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans.

          2.10  Conversion and Continuation Options. (a) The Borrower may
                -----------------------------------
elect from time to time to convert LIBOR Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election, confirmed in writing pursuant to the Interest Rate Option Notice attached as Exhibit M-2,
                                                                -----------
provided that any such conversion of LIBOR Loans may only be made on the last
--------
day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to LIBOR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided, that no Base Rate Loan under a particular Facility may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no LIBOR Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.11  Limitations on LIBOR Loans.  Notwithstanding anything to the
                --------------------------
contrary in this Agreement, all borrowings, conversions and continuations of LIBOR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the LIBOR Loans having the same Interest Period beginning and ending on the same date shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten LIBOR Loans shall be outstanding for any Lender at any one time.

          2.12  Interest Rates and Payment Date.  (a) Each LIBOR Loan shall
                -------------------------------
bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus
                                                                        ----
2.00% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Facility plus 2.00%. If all or a portion of
                                             ----
any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2.00% (or, in the case of any such other
                                  ----
amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Facility plus 2.00%), in each case, with
                                             ----
respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
shall be payable from time to time on demand.

          2.13  Computation of Interest and Fees. Interest on LIBOR Loans
                --------------------------------
shall be calculated on the basis of a 360 day year for the actual days elapsed. Other interest (including on Base Rate Loans) and fees payable pursuant hereto shall be calculated on the basis of a 365-366 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

              2.14  Inability to Determine Interest Rate. If prior to the first
                    ------------------------------------
day of any Interest Period:

              (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

              (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (i) any LIBOR Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(ii) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans and (iii) any outstanding LIBOR Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to LIBOR Loans.

          2.15  Pro Rata Treatment and Payments. (a) Each borrowing by the
                -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit Fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term
                             --- ----
Percentages, Tranche B Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata
                                                                     --- ----
according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (except as otherwise provided in Section 2.9(e)). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, based upon the then remaining principal amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

     (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

     (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

     (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

     (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares
                                                                --- -----
of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

     2.16  Legal Requirements. (a) If the adoption of or any change in any Legal
           ------------------
Requirement or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any L/C Application or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section
     2.17 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the LIBOR Rate hereunder; or

          (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or any Commitment hereunder or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such actual increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

     (b) If any Lender shall have determined that the adoption of or any change in any Legal Requirement regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.17  Taxes.  (a) All payments made by the Borrower under this Agreement
           -----
shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-
                                                                            ----
Excluded Taxes") or other stamp or documentary taxes or excise or property taxes
--------------
charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Amounts") are required to be
                                       -------------
withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Amounts) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this Section.

     (b) In addition, the Borrower shall pay any Other Amounts to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Non-Excluded Taxes or Other Amounts are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the

Borrower fails to pay any Non-Excluded Taxes or Other Amounts when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

     (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall
                                                    ---------------
deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 88 1 (c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit O (an "Exemption Certificate") and a Form W-8, or any subsequent
---------      ---------------------
versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver.

     (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

     (f) If the Administrative Agent or any Lender determines that it has recovered or used as a credit any amount withheld on its account pursuant to
Section 2.16 or 2.17(a) above, it shall reimburse the Borrower to the extent of such amount so determined to have been recovered or used as a credit, provided that nothing contained in this paragraph (f) shall require the

Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential).

     (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.18  Indemnity.  The Borrower agrees to indemnify each Lender and to hold
           ---------
each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) failure by the Borrower to make a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement,
(b) failure by the Borrower to make any prepayment of or conversion from LIBOR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that
----
would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.19  Change of Lending Office.  Each Lender agrees that, upon the
           ------------------------
occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.16 or 2.17(a).

     2.20  Replacement of Lenders.  The Borrower shall be permitted to replace
           ----------------------
any Lender that (a) requests reimbursement for amounts owing pursuant to Section
2.16 or 2.17(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Legal Requirement, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall not have taken action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to
Section 2.16 or 2.17(a), (iv) the
replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement,
(v) the Borrower shall be liable to such replaced Lender under Section 2.18 if any LIBOR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

     SECTION 3.  LETTERS OF CREDIT.

     3.1  L/C Commitment.  Subject to the terms and conditions hereof, the
          --------------
Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of
                                                                     ----------
Credit") for the account of the Borrower on any Business Day during the
------
Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of
(x) the first anniversary of its date of issuance and (y) the date that is 15 calendar days prior to the Scheduled Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Each Letter of Credit shall be subject to the International Standby Practices (1998). The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Legal Requirement.

     3.2  Procedure for Issuance of Letter of Credit.  The Borrower may from
          ------------------------------------------
time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an L/C Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any L/C Application, the Issuing Lender will process such L/C Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the L/C Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing

Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly finish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

     3.3  Fees and Other Charges. (a) The Borrower will pay a fee on all
          ----------------------
outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to LIBOR Loans under the Revolving Facility, shared ratably among the Revolving Lenders (the "Letter of Credit Fees"). In addition,
                                          ---------------------
the Borrowers shall pay to the Issuing Lender for its own account a fronting fee of .25% per annum on the face amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

     (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

     3.4  L/C Participations.  (a) The Issuing Lender irrevocably agrees
          ------------------
to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

     (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the

Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata
                                                                   --- ----
share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof;
                                                   --- ----
provided, however that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     3.5  Reimbursement Obligation of the Borrower.  The Borrower agrees
          ----------------------------------------
to reimburse the Issuing Lender with respect to each draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, such reimbursement (i) on the same date as such draft if oral notice thereof is given to Borrower by 1:00 p.m. (New York time) on such date, or (ii) on next Business Day if such oral notice thereof is given to the Borrower after 1:00 p.m. (New York time). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.12(b) and (ii) thereafter, Section 2.12(c).

     3.6  Obligations Absolute.  The Borrower's obligations under this Section 3
          --------------------
shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

     3.7  Letter of Credit Payments.  If any draft shall be presented for
          -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

     SECTION 4.  CONDITIONS PRECEDENT.

     4.1  Conditions to Initial Extension of Credit.  The agreement of each
          -----------------------------------------
Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date of the following conditions precedent:

     (a)  Credit Agreement; Notes. The Administrative Agent shall have received
          -----------------------
(i) this Agreement, executed and delivered by the Administrative Agent, HTI and each Person listed on Schedule 1.1A, and (ii) the Revolving Notes, the Tranche A
                      -------------
Term Notes and the Tranche B Term Notes, executed and delivered by HTI.

     (b)  Financial Information; Projections.  The Lenders shall have received
          ----------------------------------
all of the following in form and substance satisfactory to Lenders: (i) the audited combined balance sheets of the net assets and operations contributed to the LifePoint Parent as at December 31, 1997 and 1998 and the related combined statements of income (for fiscal years 1996 through 1998), and equity and cash flow (for fiscal years 1997 through 1998) reported on and accompanied by an unqualified report from Ernst & Young, (ii) the audited consolidated balance sheets of Columbia/HCA as at December 31, 1996, 1997 and 1998 and the related consolidated statements of income, equity and cash flow for such fiscal year then ended, reported on and accompanied by an unqualified report from Ernst & Young, (iii) the pro forma consolidated balance sheet of HTI as of March 31,
                 --- -----
1999 and LifePoint Parent as of March 31, 1999, giving effect, as to HTI, to the transfers from Columbia/HCA into it and its Subsidiaries, and, as to LifePoint Parent, to the Spinoff, and giving effect to the Loans to be made on the Closing Date and the High Yield Offering and the payment of closing costs in connection therewith, and (iv) unaudited interim consolidated financial statements of Columbia/HCA and LifePoint Parent for each fiscal quarter ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (i) or (ii) of this paragraph as to which such financial statements are available (collectively, the "Initial Financial Statements"). Such Initial
                              ----------------------------
Financial Statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of HTI or LifePoint Parent, as reflected in the financial statements or projections contained in the Confidential Information Memorandum. The Lenders shall have received satisfactory statements of projected cash flow, projected changes in financial position and projected income, each through December 31, 2005 for LifePoint and its Subsidiaries, based on assumptions satisfactory to the Administrative Agent.

     (c)  Approvals, etc. The Accreditations for the 23 Hospitals listed on
          --------------
Schedule A from the JCAHO and state licensing authorities with respect to the licensing of acute care hospitals shall be in full force and effect as of the Closing Date and shall license such 23 Hospitals with at least the number of beds designated therefor on Schedule A hereto. Such 23 Hospitals shall have the
                            ----------
right to participate in Medicare, Medicaid and other existing material Third Party Payor Programs to the extent necessary to ensure no material interruption to cash flow which could reasonably be expected to result in a Material Adverse Effect. The certificate of need necessary for the new Hospital contemplated for Bartow, Florida has been obtained and is in full force and effect, notwithstanding the Spinoff. Except as in the aggregate could not reasonably be expected to result in a Material Adverse Effect, all other governmental and material third party approvals and licenses (including accreditations from Accreditation Bodies, approvals and licenses relating to licenses, permits and certificates of need for the Hospitals, Medical Facilities, SEC approval and other consents) necessary in connection with the Spinoff, the Financings and the continuing operations of HTI, LifePoint Parent, LifePoint and their respective Subsidiaries and the transactions contemplated hereby, and the consent for LifePoint and its Subsidiaries to participate in Medicare, Medicaid and other material Third Party Payor Programs shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any Person that would restrain, prevent or otherwise impose adverse conditions with respect to the financing contemplated hereby.

     (d)  Lien Searches.  The Administrative Agent shall have received the
          -------------
results of recent lien searches in each of the jurisdictions where assets of HTI and its Subsidiaries purportedly holding any America Group assets are located, such searches to be in their names and the names of transferors thereto within the last seven years (including Columbia/HCA and sellers in connection with acquisitions), and such searches shall reveal no Liens on any of the assets of such Persons, except for Liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

     (e)  Fees. The Lenders and the Administrative Agent shall have received all
          ----
fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), at least one day before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

     (f)  Closing Certificate.  The Administrative Agent shall have received,
          -------------------
with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit P, with appropriate
                                           ---------
insertions and attachments (a "Closing Certificate").
                               -------------------

     (g)  Legal Opinion. The Administrative Agent shall have received the
          -------------
following executed legal opinions:

          (i) the legal opinion of general counsel to the Borrower and its Subsidiaries in form and substance satisfactory to Administrative Agent;

          (ii) the legal opinion of local counsel in Tennessee, Kentucky and Florida, and of such other special and local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

     (h)  Transition Agreements.  The Transition Agreements shall have been
          ---------------------
executed and delivered in form and substance (including the indemnification provisions thereof) satisfactory to the Administrative Agent, and Columbia/HCA shall have consented to the conditional assignment thereof by LifePoint Parent to the Administrative Agent on behalf of the Lenders.

     (i)  Insurance.  The Administrative Agent shall have received insurance
          ---------
certificates satisfying the requirements of this Agreement.

     (j)  High Yield Offering.  HTI shall have completed a subordinated debt
          -------------------
offering on terms satisfactory to the Administrative Agent (including the subordination provisions thereof), and HTI shall have received the proceeds thereof in an amount of no less than $150,000,000, less reasonable, customary fees and expenses (the "High Yield Offering") pursuant to the High Yield
                        -------------------
Documents.

     (k)  Solvency Opinion.  The Administrative Agent and the Lenders shall
          ----------------
have received a solvency opinion dated as of the Closing Date with respect to LifePoint Parent and its Subsidiaries, each in form and substance satisfactory to each Agent, in each case assuming such Loan Party becomes the "Borrower" hereunder.

     (l)  HCA Guaranty and Columbia/HCA Side Letters.  The Administrative Agent
          ------------------------------------------
shall have received from Columbia/HCA the HCA Guaranty, executed and delivered by Columbia/HCA and two side letter agreements in form and substance satisfactory to the Administrative Agent as follows: One side letter shall contain a covenant, representation and warranty to the effect that, at all times that HTI is the Borrower or a Guarantor hereunder (i) after giving effect to the payment referred to in Section 7.6(j), the only material assets owned by Columbia/HCA will be all of the Equity Interests of HTI and the Columbia/HCA Intercompany Receivable in an amount not to exceed $50,000,000, which will be subordinated to the Obligations pursuant to such letter and not paid so long as HTI is a Loan Party, and (ii) all other material assets held by Columbia/HCA reflected in its December 31, 1998 audited balance sheet shall have been transferred to, and have been and will be retained by, HTI and its Subsidiaries (the "HCA Asset Transfer Side Letter"); the other side letter shall contain
      ------------------------------
consent of Columbia/HCA to the limited conditional assignment to the Administrative Agent of the rights of LifePoint Parent under the Transition Agreements, and shall contain a representation and warranty that the Transition Agreements have been duly authorized, executed and delivered and are enforceable in accordance with their terms, subject to standard creditors' rights exceptions.

     (m)  Absence of Material Litigation, Etc.  The Lenders shall be satisfied
          ------------------------------------
that no litigation or other legal proceeding, tax or accounting matters, ERISA matters, environmental matters or other matters for which any Loan Party or any of their respective Subsidiaries is or could become liable exists which could reasonably be expected to result in a Material Adverse Effect or which restrains or attempts to restrain the consummation of the Spinoff or any portion thereof.

     (n)  Other.  Receipt by the Lenders of such other documents, instruments,
          -----
agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities, corporate structure and management of HTI, LifePoint Parent, LifePoint and their respective Subsidiaries.

     4.2  Conditions to Each Extension of Credit.  The agreement of each Lender
          --------------------------------------
to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

     (a)  Representations and Warranties.  Each of the representations and
          ------------------------------
warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

     (b)  No Default.  No Default or Event of Default shall have occurred
          ----------
and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date and the Loan Parties shall have complied with all obligations to be performed by each of them prior to the date of such Loan or Letter of Credit, including without limitation, if required hereunder, delivery of Security Documents pursuant to Section 6.11 or 6.12 after the Closing Date.

     (c)  No Material Adverse Change.  As of the applicable Borrowing Date, and
          --------------------------
since the dates covered by the most recent audited financial statements delivered to the Administrative Agent, no event or circumstance shall have occurred which had or would be reasonably likely to have a Material Adverse Effect.

Each borrowing of a Loan by, and each request for issuance of a Letter of Credit on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

     SECTION 5.  REPRESENTATIONS AND WARRANTIES.

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of LifePoint Parent and LifePoint, and each of their respective Subsidiaries which become Subsidiary Guarantors, by execution and delivery of their respective Loan Documents, hereby represents and warrants to the Administrative Agent and each Lender that:

     5.1  Financial Condition.
          -------------------

     (a) The audited consolidated balance sheets of Columbia/HCA and its Subsidiaries and the audited combined balance sheets of the net assets and operations contributed to LifePoint Parent contained in the Initial Financial Statements present fairly the consolidated financial condition of such Persons and their Subsidiaries as at such date, and the consolidated results of operations, equity and cash flows for the respective fiscal years then ended. Such Initial Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

     (b)  The pro forma Initial Financial Statements of LifePoint Parent and HTI
              --- -----
have been prepared giving effect (as if such events had occurred on such date) to the Loans to be made on the Closing Date and the use of proceeds thereof and the borrowing and proceeds of the High Yield Offering on the Closing Date and the payment of fees and expenses in connection with the foregoing, and, with respect to LifePoint Parent and HTI, giving effect to the Spinoff. Such pro
                                                                        ---
forma Initial Financial Statements have been prepared in good faith based on the
-----
best information available to such Persons as of the date of delivery thereof, and present fairly on a pro forma basis the estimated financial position of such
                        --- -----
Persons and their respective Subsidiaries as at the dates thereof, assuming that the events specified in the preceding sentence had actually occurred at such date.

     (c) Neither Columbia/HCA, HTI, LifePoint Parent nor any of their respective Subsidiaries has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent Initial Financial Statements. During the period from December 31, 1998 to and including the date hereof there has been no Disposition by Columbia/HCA, HTI, LifePoint Parent or LifePoint of any material part of its business or property, except that substantially all of the assets of Columbia/HCA have been transferred to HTI, other than the Columbia/HCA Intercompany Receivable. As of the Closing Date, all of such asset transfers (including Equity Interest transfers) to HTI have been consummated so that HTI holds, directly or indirectly, through its wholly-owned Subsidiaries, all of the material assets of Columbia/HCA, with the exception of the Columbia/HCA Intercompany Receivable and the assets held by HTI as of the date hereof comprise substantially all of the assets of Columbia/HCA reflected on its balance sheet dated December 31, 1998 (with the exception of the Columbia/HCA Intercompany Receivable).

     (d) Since December 31, 1998 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

     5.2  Existence; Compliance with Law.  Each Loan Party and each of their
          ------------------------------
respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is duly qualified as a foreign entity, if applicable, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and is in compliance with all Legal Requirements, in each case except to the extent that the failure to be so qualified or to comply with such Legal Requirements could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.3  Power; Authorization; Enforceable Obligations.  Each Loan Party has
          ---------------------------------------------
the requisite organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, or with the Spinoff, except (i) consents, authorizations, filings and notices described on Schedule 5.3, which consents, authorizations, filings and
                     ------------
notices have been obtained or made and are in full force and effect or where the failure to so obtain could not be expected in the aggregate to result in a Material Adverse Effect and (ii) the filings referred to in Section 5.18. (It is agreed that the failure of any Loan Party to list a material consent, authorization, filing or notice on Schedule 5.3 which has in any event been
                                   ------------
obtained and in full force and effect shall not constitute an Event of Default hereunder.) Each Loan Document required to be delivered hereunder has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document executed and delivered constitutes, a legally valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     5.4  No Legal Impediment.  The execution, delivery and performance of this
          -------------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Legal Requirement or any contractual obligation (other than any breach of contractual obligations which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) binding on any Loan

Party or any of their respective Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Legal Requirement or any such contractual obligation (other than the Liens created by the Security Documents). No Legal Requirement or contractual obligation applicable to any Loan Party or any of their respective Subsidiaries could reasonably be expected to have a Material Adverse Effect.

     5.5  Litigation.  Except as set forth on Schedule 5.5, no unsealed
          ----------                          ------------
litigation, or to the best of the Borrower's knowledge, sealed litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of the Borrower's knowledge, threatened by or against any Loan Party or any of their respective Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, (b) with respect to any aspect of the Spinoff, or (c) after giving effect to any applicable insurance and the obligations of Columbia/HCA under the Distribution Agreement and the Tax Sharing Agreement, that could reasonably be expected to have a Material Adverse Effect.

     5.6  No Default.  No Loan Party nor any of their respective Subsidiaries is
          ----------
in default under or with respect to any contractual obligations binding on it in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     5.7  Ownership of Property; Liens. Each Loan Party and its Subsidiaries has
          ----------------------------
title in fee simple to, or a valid leasehold interest in, all its real property purported to be owned by it on the Initial Financial Statements, both historical and pro forma, and good title to, or a valid leasehold interest in, all its
    --- -----
other property, and none of such property is subject to any Lien except as permitted by Section 7.3, provided, however, after the Spinoff the America Group assets shall thereafter be held by LifePoint and its wholly-owned Subsidiaries. After the Spinoff, each of LifePoint Parent and LifePoint and their respective Subsidiaries will have title in fee simple to, or a valid leasehold interest in, all of their real property purported to be owned by them on their respective pro
                                                                             ---
forma Initial Financial Statements and good title to, or a valid leasehold
-----
interest in, all of their other property purported to be owned by them on their respective pro forma Initial Financial Statements, and none of such property
           --- -----
will be subject to any Lien except as permitted by Section 7.3. Set forth on
Schedule 5.7 is a complete and correct list of all real property located in the
------------
United States and owned by, and all leases material to the operation of LifePoint Parent, LifePoint or any of their respective Subsidiaries with street addresses and states where the same are located. Set forth on Schedule 5.7 is a
                                                              ------------
list of all locations where any material tangible personal property of LifePoint Parent, LifePoint or any of their respective Subsidiaries is located. The notice address for the Borrower set forth in Section 11.2 is the location of the chief executive office of LifePoint Parent, LifePoint and any of their respective Subsidiaries. Schedule 5.7 sets forth a list of the principal place of business
              ------------
of each of LifePoint Parent, LifePoint and any of their respective Subsidiaries. Each of the 23 Hospitals which are a part of the America Group division of Columbia/HCA are and will be owned by one of the Subsidiary Guarantors delivering a Mortgage with respect thereto pursuant to Section 6.11, if HTI is released from the HTI Guaranty as provided for therein.

     5.8  Licenses; Accreditations; Intellectual Property.  Except as in the
          -----------------------------------------------
aggregate could not reasonably be expected to have a Material Adverse Effect, each Loan Party and each of its Subsidiaries has all necessary licenses, permits, franchises, certificates of need, rights to participate in, or the benefit of valid agreements to participate in, Medicare, Medicaid and other material Third Party Payor Programs and other rights necessary for the conduct of its business and for the intended use of its properties and assets to the extent necessary to ensure no material interruption in cash flow. No less than 90% of the Hospitals are accredited by JCAHO. Each Hospital is licensed as an acute care hospital by such other Accreditation Bodies having jurisdiction over it. Except as in the aggregate could not reasonably be expected to affect 10% or more of all Hospitals and could not reasonably be expected to result in a Material Adverse Effect, there are no deficiencies in any services provided at any Hospital that would prevent the extension of any accreditation by JCAHO or other applicable Accreditation Body as an acute care hospital. With respect to such Hospitals which are not so accredited by JCAHO, the Loan Parties are taking all reasonable steps necessary or advisable to obtain such accreditation promptly and, in any event, within twelve months after the loss or failure to obtain such accreditation. As of the Closing Date, all of the 23 Hospitals listed on Schedule A are accredited by JCAHO and are licensed as acute care
          ----------
hospitals by the appropriate Accreditation Bodies for at least the number of beds listed on Schedule A therefor. As of the Closing Date, each of such
               ----------
Hospitals has the right to participate in Medicare, Medicaid and other material Third Party Payor Programs to the extent necessary to ensure no material interruption in cash flow which would reasonably be expected to result in a Material Adverse Effect. Except as in the aggregate could not be reasonably expected to have a Material Adverse Effect: (a) there are no rate appeals currently pending before any Government Authority or any administrator of any Third Party Payor Program or referral source with respect to any Medical Facility; (b) there are no recoupment claims made or contests pending or threatened as a result of any audits by any Third Party Payor Programs or no open or unsettled cost reports for which any Loan Party is financially responsible or has not been indemnified with respect to any Medical Facility; and (c) there are no material claims or assertions made in any utilization review that any of the practices or procedures used at any Medical Facility are improper or inappropriate. Each Loan Party and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of Intellectual Property by each Loan Party and their respective Subsidiaries does not infringe on the rights of any Person in any material respect.

     5.9. Taxes.  Each Loan Party and each of their respective Affiliates and
          -----
Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on its books). No tax Lien has been filed, and, to the knowledge of any Loan Party, no claim is being asserted, with respect to any such tax, fee or other charge.

     5.10  Federal Regulations. No part of the proceeds of any Loans will be use
           -------------------
for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of such Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

     5.11  Labor Matters.  Except as, in the aggregate could not reasonably be
           -------------
expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Loan Party or any of their respective Affiliates or Subsidiaries pending or, to the knowledge of any Loan Party, threatened; (b) hours worked by and payment made to employees of any Loan Party or any of their respective Affiliates or Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Legal Requirement dealing with such matters; and (c) all payments due from any Loan Party or any of their respective Affiliates or Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the appropriate books.

     5.12  ERISA.  Except as, in the aggregate could not reasonably be expected
           -----
to have a Material Adverse Effect: (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation, is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, (b) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period, (c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount, (d) no Loan Party nor, to the best of their knowledge, any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and no Loan Party nor, to the best of their knowledge, any Commonly Controlled Entity would become subject to any material liability under ERISA if any Loan Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, and (e) no such Multiemployer Plan is in Reorganization or Insolvent.

     5.13  Investment Company Act; Other Regulations.  No Loan Party is an
           -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Legal Requirement (other than Regulation X of the Board of Governors of the Federal Reserve System) that limits its ability to incur Indebtedness.

     5.14  Subsidiaries.  Attached hereto is Schedule 5.14(a) is an
           ------------                      ----------------
organization chart of LifePoint Parent, LifePoint and their respective subsidiaries as of the Closing Date, after giving effect to the Spinoff. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 5.14(b) sets forth the name and
                                 ----------------
jurisdiction of incorporation of each Loan Party and each Subsidiary thereof and, as to each such Person, the owners and percentages of each class of Equity Interests therein, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Equity Interests of any Loan Party or any Subsidiary, except as created by the Loan Documents. The only direct Subsidiary of LifePoint Parent is LifePoint and all of the other Subsidiaries which are a part of the consolidated group of LifePoint Parent are directly or indirectly owned by LifePoint, with the exception of the Existing Joint Ventures (in which LifePoint indirectly holds the majority interests set forth in Schedule
                                                               --------
5.14(b)), and all of the Subsidiaries which are a part of such consolidated
------
group are Subsidiary Guarantors.

     5.15  Use of Proceeds.  The proceeds of the Term Loans made to the
           ---------------
Borrower on the Closing Date which total in the aggregate up to $110,000,000, along with the net proceeds of the High Yield Offering, shall be used by HTI, directly or indirectly, to repay principal on the Columbia/HCA Intercompany Receivable in the amount of $250,000,000 and up to $10,000,000 to pay for closings costs in connection with the Financings and the Spinoff. The balance of the Term Loans shall only be used if LifePoint becomes a Borrower and its Subsidiaries become Subsidiary Guarantors hereunder for Capital Expenditures (including up to $35,000,000 relating to the new Bartow, Florida Hospital) of LifePoint and the Subsidiary Guarantors, subject to Section 7.8 as to Existing Joint Ventures. The proceeds of the Revolving Loans shall only be used if LifePoint becomes a Borrower hereunder for general corporate purposes of LifePoint and the Subsidiary Guarantors, including working capital, Capital Expenditures, Permitted Acquisitions and other lawful corporate purposes, subject to Section 7.8 as to Existing Joint Ventures.

     5.16  Environmental Matters. Except as, in the aggregate could not
           ---------------------
reasonably be expected to have a Material Adverse Effect:

     (a)  Each of the facilities and properties owned, leased or operated by any Loan Party or any of their respective Subsidiaries (the "Properties") and
                                                             ----------
all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by any Loan Party or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the
                       ----------

Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

     (b) None of the Properties contains, or has previously contained, any Hazardous Materials at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

     (c) No Loan Party nor any of its Subsidiaries has received any written or oral notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Loan Party or any or its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

     (d) Hazardous Materials have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf any Loan Party or any of its Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

     (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Loan Party, threatened, under any Environmental Law to which any Loan Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party or its Subsidiaries, the Properties or the Businesses.

     (f) There has been no release or, threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     (g) No Loan Party nor any of its Subsidiaries has assumed any liability of any other Person under any Environmental Laws.

     5.17 Accuracy of Information, etc.    No statement or information
          ----------------------------
contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in
                                 --- -----
the materials referenced above are based upon good faith estimates and assumptions believed by management of each Loan Party to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

     5.18  Security Documents. The LifePoint Parent Security Agreement, the
           ------------------
LifePoint Security Agreement and the Guarantee and Security Agreement, when and at all times after it is executed and delivered pursuant to Section 6.11 hereto, will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legally valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in any of the Security Documents (including without limitation the capital stock of LifePoint and LifePoint III and each Subsidiary which is a corporation and the member interests of LifePoint II and each Subsidiary which is a limited liability company, all of which are certificated), when certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Security Documents (other than the Mortgages), when financing statements and other filings specified on Schedule 5.18 in appropriate form are filed in the offices
                     -------------
specified on Schedule 5.18, the LifePoint Parent Security Agreement, the
             -------------
LifePoint Security Agreement and the Guarantee and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of LifePoint Parent, LifePoint and the Subsidiary Guarantors in such Collateral and the proceeds thereof, as security for their respective obligations (as set forth in the LifePoint Parent Security Agreement, LifePoint Security Agreement and the Guarantee and Security Agreement), to the extent a Lien in such Collateral (other than the Pledged Stock) can be perfected pursuant to such financing statements and such other filings, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

     (b) Each of the Mortgages, when and at all times after it is executed and delivered pursuant to Section 6.11 or Section 6.12 hereto, will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legally valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the appropriate offices in the jurisdictions in which the Mortgaged Properties are located, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for their respective obligations (as set forth in the relevant Mortgage), in each case prior and superior in right to any other Person subject to those matters listed on the title insurance policies being issued to the Administrative Agent as of the date hereof.

     5.19  Solvency.  Each Loan Party is, both before and after giving
           --------
effect to each step of the Spinoff, and to the incurrence of all Indebtedness and obligations being incurred in connection with the Financings, will be and will continue to be at all times, Solvent.

     5.20  Year 2000 Matters.  (a) The Loan Parties have considered the
           -----------------
Year 2000 Risk and are taking such action as may be necessary to ensure that the Year 2000 Risk will not have a Material Adverse Effect and that all of the Loan Parties will be Year 2000 Compliant. The Loan Parties will provide by September 30, 1999 the Administrative Agent with a written plan detailing the actions previously taken or to be taken to ensure that all of the Loan Parties will be Year 2000 Compliant. As used in this Section:

           (i)   the "Year 2000 Risk" shall mean the risk that computer
                      --------------
     applications used by the Loan Parties and/or their suppliers, vendors and customers (other than a Governmental Authority or any Lender) may be unable to recognize and perform without error date-sensitive functions involving certain dates prior to and any date after December 31, 1999;

           (ii)  "At-Risk Equipment" shall mean all computer systems and other
                  -----------------
     equipment containing embedded microchips, in either case owned or operated by the Loan Parties or any of them, or used or relied upon in the conduct of any of their business, including any such computer systems and other equipment supplied by others or with which any of their computer systems interface; and

           (iii) "Year 2000 Compliant" shall mean, with regard to the Loan
                  -------------------
     Parties, that all At-Risk Equipment is able to interpret and manipulate data on and involving all calendar dates correctly, including in relation to dates on and after January 1, 2000, and without having a Material Adverse Effect or resulting in a Default.

     (b) Any and all reprogramming required to address the Year 2000 Risk and assure the proper functioning (to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) on and after January 1, 2000 of all At-Risk Equipment and the testing of all reprogrammed At-Risk Equipment will be completed in a timely manner and in any event by September 30, 1999.

     (c) The costs which the Loan Parties will incur after the date hereof to reprogram and test the At-Risk Equipment and to address the reasonably foreseeable consequences to the Loan Parties of any improper functioning of other At-Risk Equipment due to the Year 2000 Risk could not reasonably be expected to result in a Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, their computer systems are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their businesses as currently conducted in all material respects.

     5.21  Flood Zone.  To the knowledge of LifePoint, no Mortgage encumbers
           ----------
improved real property that is located in an area that has been identified by the Secretary of Housing and

Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

     5.22  Delaware Code. None of the Organizational Documents of any of the
           -------------
Loan Parties contain any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code.

     SECTION 6. AFFIRMATIVE COVENANTS

     Each of LifePoint Parent and LifePoint hereby agrees, so long as Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, it shall and shall cause each of its Subsidiaries to:

     6.1  Financial Statements. Furnish to the Administrative Agent and each
          --------------------
Lender:

     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of LifePoint Parent, a copy of the audited consolidated balance sheet of such Persons and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing (the "Accountants"); together with consolidating financial statements
               -----------
and a management letter with respect to fiscal year 1999 and, if any, management letters with respect to later fiscal years and other written reports for such Persons prepared by such Accountants;

     (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Columbia/HCA (so long as HTI remains a Loan Party), HTI (as long as it remains a Loan Party) and LifePoint Parent, the unaudited consolidated balance sheet of such Person and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

     (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of HTI (as long as it remains a Loan Party) and LifePoint Parent, beginning with July 31, 1999 and each month thereafter for which the leverage ratio under Section 7.1 for the most recently ended Reference Period was greater than 4.00:1.00, the unaudited consolidated balance sheets of such Persons and their respective Subsidiaries as at the end of such month and the related unaudited consolidated statements of income for such month and the portion of the fiscal year through the end of such month, setting forth with respect to the monthly financials on or after June 30, 2000 in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal quarter-end reserve adjustments and normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     6.2  Certificates; Other Information. Furnish to the Administrative Agent
          -------------------------------
and each Lender:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the Accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

     (b)  concurrently with the delivery of any financial statements pursuant to
Section 6.1(a) and (b), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by LifePoint and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of LifePoint, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps any material assets acquired by LifePoint Parent, LifePoint or any of their Subsidiaries since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

     (c) as soon as available, and in any event no later than the end of each fiscal year of LifePoint, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of LifePoint and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a
     -----------
certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

     (d) within five days after the same are sent, copies of all financial statements , proxies and reports that LifePoint Parent or LifePoint or any of its Subsidiaries sends to its material creditors (other than the Lenders) or to the holders of any class of its debt securities or public equity securities; within five days after the same are filed, copies of all registration statements, prospectuses and amendments and supplements thereto, and any regular and periodic reports and financial statements (including reports on Form 10K, Form 10Q and Form 8K) and other reports relating to any Loan Party and made to or filed with any securities exchange or with the SEC; and, within five days after the same are available, letters of comment or correspondence sent to any Loan Party by any securities exchange or the SEC; and

     (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

     6.3  Payment of Obligations.  Except with respect to Subordinated Debt
          ----------------------
which may only be paid in accordance with Section 7.6, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of LifePoint Parent or its Subsidiaries, as the case may be. As to the Borrower and each of its direct and indirect Subsidiaries, cause their direct and indirect Subsidiaries to make dividends, distributions and other payments to the Borrower from time to time as may be necessary to ensure that the Borrower is able to pay the Obligations as and when the same become due. As to HCA of Florida, Inc., Western Plains Regional Hospital, LLC, Columbia HCA of Dodge City, Inc. and any other Subsidiary holding any Equity Interests in either of the Existing Joint Ventures (or any other joint ventures hereafter permitted by the Required Lenders pursuant to the terms hereof), cause dividends, distributions and other payments to the full extent possible to be made to such holders of Equity Interests in the Existing Joint Ventures (and such other joint ventures) from time to time as soon and as often as such dividends, distributions and other payments are permitted to be made, or not prohibited from being made, in any fiscal year under the terms of the applicable Organizational Documents of the Existing Joint Ventures (and such other joint ventures).

     6.4  Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep
          ------------------------------------
in full force and effect its existence as a corporation, partnership or limited liability company, as applicable, (ii) take all reasonable action to maintain all accreditations by JCAHO and licenses as acute care hospitals by Accreditation Bodies of its Hospitals and the certificate of need for the new Bartow, Florida Hospital so long as necessary for construction thereof, (iii) take all reasonable action necessary to maintain its other accreditations, licenses, permits, certificates of need, rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and Section 7.5 and except, in the case of clause (iii) above, to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) comply with all contractual obligations and Legal Requirements except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Maintain with respect to each Hospital, the right to participate in Medicare, Medicaid and other material Third Party Payor Programs with no material interruption in cash flow which would reasonably be expected to result in a Material Adverse Effect. With respect to each Hospital, use its best efforts and diligently pursue obtaining promptly after the date hereof Medicare and Medicaid provider agreements relating specifically to each such Hospital to the extent not already obtained. As to LifePoint Parent, within ten days after the Closing Date, become a public company listed and in good standing on a nationally recognized securities exchange, and thereafter remain a public company (whether or not its common Equity Interests are so listed).

     6.5  Maintenance of Property. Keep all material property useful and
          -----------------------
necessary in its business in good working order and condition, ordinary wear and tear excepted.

     6.6  Inspection of Property; Books and Records; Discussions. (a) Keep
          ------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements shall be made of all dealings and transactions in relation to its business and activities, and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (in each case excluding patient medical records and other patient material which is confidential pursuant to any Legal Requirement) at any reasonable time (and upon reasonable notice unless an Event of Default exists) and as often as may reasonably be desired and to discuss its and its Subsidiaries' business, operations, properties and financial and other condition with its officers and employees and, subject to the right of a representative of the relevant Loan Party to be present, with its independent certified public accountants.

     6.7  Notices. Promptly after any Responsible Officer has knowledge thereof,
          -------
give notice to the Administrative Agent and each Lender of:

     (a)  the occurrence of any Default or Event of Default;

     (b) any default or event of default under any contract to which any Loan Party or any of their respective Subsidiaries is bound or litigation, investigation or proceeding that may exist at any time between any such Person and any Governmental Authority, that in either case if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

     (c) any litigation or proceeding involving Columbia/HCA (so long as any Loan Party could be liable with respect thereto), HTI (so long as any Loan Party could be liable with respect thereto), LifePoint Parent, LifePoint or any of their respective Subsidiaries involving an amount of $5,000,000 or more and not fully covered by insurance or in which injunctive or similar relief is sought;

     (d) the following events, as soon as possible and in any event within 30 days after any Responsible Officer obtains knowledge thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Loan Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

     (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Persons propose to take with respect thereto.

     6.8  Environmental Laws. (a) Comply in all material respects with, and
          ------------------
ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing sentence, nothing in this Credit Agreement shall prevent any Loan Party or any Subsidiary of any Loan Party from exercising any rights to contest or appeal any order or directive issued under Environmental Laws by a Governmental Authority prior to undertaking any investigations, studies, sampling, or testing, or any remedial, removal or other actions required thereunder, nor shall any provision of this Credit Agreement limit any rights of any Loan Party or any Subsidiary of any Loan Party under any Environmental Laws or other Legal Requirements to seek to require third parties to conduct, complete, or pay for any investigations, studies, sampling, testing, or remedial, removal, or other actions required under Environmental Laws or under lawful orders and directives issued under Environmental Laws by Governmental Authorities.

     (c) Jointly and severally indemnify, defend and hold the Lenders and the Administrative Agent harmless from and against any claim, cost, damage (including without limitation consequential damages), expenses (including without limitation attorneys' fees and expenses), loss, liability, and judgment now or hereafter arising as a result of any claim for environmental clean-up costs, any resulting damage to the environment and any other environmental claims against any Loan Party, the Administrative Agent, any Lender, or the Properties. The provisions of this subparagraph (c) shall continue in effect and shall survive (among other events) any termination of this Agreement, foreclosure, a deed in lieu of transaction, payment and satisfaction of the Notes and release of any Collateral.

     6.9   Rate Hedging Agreements. As to the Borrower, enter into one or more
           -----------------------
Rate Hedging Agreements so that interest is fixed on no less than 50% of its Consolidated Total Debt within three months after the Closing Date on terms and conditions mutually satisfactory to the Administrative Agent and the Borrower.

     6.10  Insurance. Comply at all times with all insurance provisions of the
           ---------
Security Documents. Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses and to the extent required by Administrative Agent; maintain public liability, professional liability, business interruption and workers' compensation insurance insuring each Loan Party and each Subsidiary thereof to the extent customary with respect to companies conducting similar businesses, all by financially sound and reputable insurers and furnish to the Lenders satisfactory evidence of the same (including certification by a Responsible Officer of LifePoint of the timely renewal of, and timely payment of all insurance premiums payable under, all such policies, which certification shall be included in the next succeeding Compliance Certificate delivered pursuant to hereto); notify each of the Lenders of any material change in the insurance maintained on its properties after the date hereof and furnish each of the Lenders satisfactory evidence of any such change; maintain insurance with respect to its real estate improvements and tangible personal property in an amount equal to the full replacement cost thereof; and provide that each insurance policy upon the HTI Release pursuant to Section 6.11 pertaining to any of its insurable properties shall (a) name the Administrative Agent, on behalf of the Lenders, (i) as loss payee pursuant to a so-called "standard mortgagee clause" or "Lender's loss payable endorsement", with respect to property coverage, and shall name the Administrative Agent on behalf of the Lenders as an additional insured, with respect to general liability coverage; (b) provide that no action of any Loan Party or any Subsidiary or any other Person shall void any such policy as to the Administrative Agent or the Lenders, and (c) provide that the insurer(s) shall notify the Administrative Agent of any proposed cancellation of such policy at least 30 days in advance thereof (unless such proposed cancellation arises by reason of non-payment of insurance premiums in which case such notice shall be given at least 10 days in advance thereof) and that the Administrative Agent or the Lenders will have the opportunity to correct any deficiencies justifying such proposed cancellation. Deliver to the Administrative Agent a policy of flood insurance that covers any parcel of improved real property that is encumbered by any Mortgage pursuant to Section
6.11 or 6.12, is written in an amount not less than the fair market value thereof or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and has a term ending not later than the maturity of the Notes.

     6.11  Spinoff; Release of HTI; Collateral.  (a) Prior to the making of
           -----------------------------------
either of the HCA Distributions, complete both steps of the Dropdown. Prior to being released pursuant to the HTI Release, do all things required pursuant to
Section 6.11(b) hereof to effect the release of HTI from the HTI Guaranty, including without limitation the execution and delivery of the Security Documents required hereunder and financing statements relating thereto, and the delivery of such Mortgages to the Title Insurance Companies for recording and the filing of financing statements sufficient to create in the Administrative Agent a perfected security interest and mortgage in the Collateral with the priority required thereunder. Contemporaneously with step (1), cause LifePoint Parent to become the "Borrower" hereunder pursuant to an assumption agreement in form attached as Exhibit Q (an
                                                                  ---------
"Assumption Agreement") executed and delivered to the Administrative Agent and
 --------------------
deliver to the Administrative Agent replacement Notes executed by LifePoint Parent and the HTI Guaranty relating to LifePoint Parent executed by HTI; and, in such event, HTI shall thereafter be a "Guarantor" and shall be released as a "Borrower" hereunder pursuant to the form of release attached hereto as Exhibit
                                                                        -------
R, provided no Event of Default then exists. Contemporaneously with step (2) of
-
the Spinoff, cause LifePoint to become a "Borrower" hereunder pursuant to an Assumption Agreement executed and delivered to the Administrative Agent and deliver to the Administrative Agent replacement Notes executed by LifePoint and the HTI Guaranty relating to LifePoint executed by HTI and the LifePoint Parent Guaranty executed by LifePoint Parent; and, in connection therewith, LifePoint Parent shall thereafter be a "Guarantor" and shall be released as a "Borrower" hereunder pursuant to the form of release attached as Exhibit R, provided no
                                                      ---------
Event of Default then exists.

     (b) Each HTI Guaranty, and HTI as a Loan Party, shall be released by the Administrative Agent pursuant to the form of release attached as Exhibit S (the
                                                                 ---------
"HTI Release") in the event all of the following conditions are fulfilled:
 -----------

          (i)   no Event of Default shall have occurred and be continuing.

          (ii)  HCA Distributions shall not have been made.

          (iii) the Administrative Agent shall have received the LifePoint Parent Security Agreement executed and delivered by LifePoint Parent, the LifePoint Security Agreement executed and delivered by LifePoint, the Guarantee and Security Agreement executed and delivered by each Subsidiary Guarantor, and an Acknowledgment and Consent in the form attached to the Guarantee and Security Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

          (iv) the Administrative Agent shall have received (A) the certificates representing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (B) each promissory note (if any), other instruments and chattel paper pledged to the Administrative Agent pursuant to the Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

          (v) each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (vi) (A) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed, notarized and delivered by a duly authorized officer of each party thereto; provided, however, Mortgages (and related items set forth in (B) and (C) below) with respect to the Three Sale Hospitals are not required to be delivered with respect to the Mortgaged Property relating thereto until May 11, 2000 with respect to any of the Three Sale Hospitals which have not been sold pursuant to Section 7.5(f) by such date, and Mortgages (and related items set forth in (B) and (C) below) with respect to leasehold interests constituting Mortgaged Property are not required to be delivered until July 31, 1999. Such Mortgages on the Three Sale Hospitals and leasehold interests shall not be a condition to the HTI Release.

               (B) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall: be in an amount satisfactory to the Administrative Agent; be issued at ordinary rates; insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; name the Administrative Agent for the benefit of the Lenders as the insured thereunder; be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request; and be issued by title insurance companies satisfactory to the Administrative Agent ("Title Insurance
                                                     ---------------
          Companies").  The Administrative Agent shall have received evidence
          ---------
          satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                (C) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to above and a copy of all other material documents affecting the Mortgaged Properties.

          (vii) The Administrative Agent shall have received certificates of insurance satisfying the requirements of the Security Documents.

     6.12 Leasehold Interests; After-Acquired Collateral, etc. (a) In the case
          ----------------------------------------------------
of each real property leasehold interest constituting Mortgaged Property, the Administrative Agent shall receive in conjunction with execution and delivery of the Mortgage (i) such estoppel letters, consents and waivers from the landlords on such real property as may be obtained by the Loan Parties on a reasonable best efforts basis, which estoppel letters shall be in the form and substance reasonably satisfactory to the Administrative Agent, and (ii) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Administrative Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, so as to enable the Mortgage encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Liens permitted hereunder) on such leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law) for the benefit of the Lenders.

     (b) With respect to any property acquired after the Closing Date and the Spinoff by LifePoint Parent or LifePoint or any of their respective Subsidiaries (other than any property described in paragraph (b) or (c) below, or any property subject to a Lien expressly permitted by Section 7.3(f)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Documents or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders, a security interest in such property and
(ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Security Agreement or by law or as may be reasonably requested by the Administrative Agent.

     (c) With respect to any leased or owned fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date and the Spinoff by LifePoint Parent or LifePoint or any of their respective Subsidiaries, promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and
(iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (d) With respect to any new Subsidiary created or acquired after the Closing Date by LifePoint Parent, LifePoint or any of their respective Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Security Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Equity Interests of such new Subsidiary that is owned by such Loan Party, (ii) deliver to the Administrative Agent the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, as the case may be, (iii) cause such new Subsidiary (A) to become a party as a "Grantor" to the Guarantee and Security

Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Security Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Security Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a Closing Certificate of such Subsidiary with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     6.13  Appraisals; Surveys; Environmental Reports; etc.  (a) From time to
           -----------------------------------------------
time after the Closing Date, at the request of the Administrative Agent (but no more than once per property if the Administrative Agent reasonably deems it necessary or advisable under applicable Legal Requirements, unless an Event of Default exists and is continuing), permit the Administrative Agent to obtain appraisals at the Borrower's expense of the real property of LifePoint Parent, LifePoint and its Subsidiaries required to be subject to a Mortgage hereunder by an appraiser selected by the Administrative Agent in its reasonable discretion.

     (b) No later than September 30, 1999, the Administrative Agent shall have received, and the Title Insurance Company shall have received, at Borrower's expense, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; the lines of streets abutting the sites and width thereof; all access and other easements appurtenant to the sites; all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; any encroachments on any adjoining property by the building structures and improvements on the sites; if the site is described as being on a filed map, a legend relating the survey to said map; and the flood zone designations, if any, in which the Mortgaged Properties are located. LifePoint Parent, LifePoint and their respective Subsidiaries agree that after receipt of the surveys for such properties, at the request of the Administrative Agent, each owner of the Mortgaged Properties will execute such amendments to the Mortgages and/or such new Mortgages as the Administrative Agent shall require, shall cause such amendments/Mortgages to be recorded, shall supply such title insurance policies and/or endorsements, and other items relating to the Mortgaged Properties as the Administrative Agent shall reasonably require, and shall pay such recording charges, recording taxes, title insurance premiums, attorneys' fees for the Administrative Agent, and related expenses in connection therewith.

     (c) Upon the reasonable written request of the Administrative Agent following the occurrence of an Event of Default or any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 5.16 to be untrue in any material respect, furnish or cause to be furnished to the Administrative Agent, at the Loan Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Properties (as defined in Section 5.16) and as to the compliance by any Loan Party and its respective Subsidiaries with Environmental Laws at such Properties. If the Loan Parties fail to deliver such an environmental report within 75 days after receipt of such written request (or within 30 days if an Event of Default shall then exist) then the Administrative Agent may arrange for same, and the Loan Parties and their respective Subsidiaries hereby grant to the Administrative Agent and their representatives access to the Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Loan Parties on demand and added to the Obligations.

     6.14  Existing Joint Ventures.  Use its reasonable best efforts to cause
           -----------------------
the limitation contained in Section 8.4(e) of the Amended and Restated Limited Partnership Agreement of Dodge City Healthcare Group, L.P., dated as of March 1, 1995, among Columbia/HCA of Dodge City, Inc., American Medicorp Development Co., Western Plains Regional Hospital, Inc. and Dodge City Outpatient Surgical Facility, Inc. to be modified as soon as practicable to permit Dodge City Healthcare Group, L.P. to guarantee the payment and performance of all Borrower Obligations (as defined under the Guarantee and Security Agreement) without the limitation contained in Section 2.8 of the Guarantee and Security Agreement and to permit Dodge City Healthcare, L.P. to encumber all of its assets to secure the Borrower Obligations (but subject in any event to Section 2.1(b) thereof); and use its reasonable best efforts to cause the limitation contained in Section 8.4(f) of the Amended and Restated Limited Partnership Agreement of Bartow Healthcare System, Ltd. (a Florida Limited Partnership) dated as of August 19, 1996, among HCA of Florida, Inc. and Bartow Memorial Hospital, Inc. to be modified as soon as practicable to permit Bartow Healthcare System, Ltd. to guarantee the payment and performance of all Borrower Obligations (as defined under the Guarantee and Security Agreement) and all Grantor Obligations (as defined in the Guarantee and Security Agreement) of the general partner of Bartow Healthcare System, Ltd., Bartow Healthcare Partner, Inc. without the limitation contained in Section 2.8 of the Guarantee and Security Agreement (but subject in any event to Section 2.1(b) thereof) and to permit Bartow Healthcare System, Ltd. to encumber all of its assets to secure the obligations of Bartow Healthcare System, Ltd. and such general partner under the Guarantee and Security Agreement.

     SECTION 7.  NEGATIVE COVENANTS.

     Each of LifePoint Parent and LifePoint hereby agrees, so long as Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, it shall not, and shall cause each of its Subsidiaries to not:

     7.1   Financial Covenants.
           -------------------

     (a)   Leverage Ratios.
           ---------------

     (i) Permit the ratio of Consolidated Total Debt of LifePoint Parent at any date from June 30, 1999 through March 30, 2000 to Consolidated Annualized EBITDA of LifePoint Parent for the most recently ended Reference Period to exceed 4.25:1.00.

     (ii) Permit the ratio of Consolidated Total Debt of LifePoint Parent at any date thereafter falling during any period set forth below to Consolidated EBITDA of LifePoint Parent for the most recently ended Reference Period to exceed the ratio set forth below opposite such period:

                        Period                            Ratio
                        ------                            -----

         March 31, 2000 through June 29, 2000            4.25:1.00
         June 30, 2000 through December 30, 2000         4.00:1.00
         December 31, 2000 through June 29, 2001         3.75:1.00
         June 30, 2001 and at all times thereafter       3.50:1.00

     (b)   Consolidated Fixed Charge Coverage Ratio.  Permit the ratio of
           ----------------------------------------
Consolidated Cash Flow of LifePoint Parent for any Reference Period ending on any Quarterly Date falling during the periods set forth below to Consolidated Fixed Charges of LifePoint Parent for such Reference Period to be less than the rate set forth below opposite such period:

                        Quarterly Dates                   Ratio
                        ---------------                   -----

         June 30, 1999 through December 31, 1999         2.00:1.00
         March 31, 2000 through September 30, 2000       1.75:1.00
         December 31, 2000                               1.50:1.00
         March 31, 2001 through September 30, 2001       1.10:1.00
         December 31, 2001 through December 31, 2002     1.05:1.00
         March 31, 2003 and each Quarterly Date          1.10:1.00
               thereafter

     (c)   Consolidated Net Worth.  Permit Consolidated Net Worth of LifePoint
           -----------------------
Parent at any time from and after the Spinoff through June 30, 1999 to be less than $18,800,000, subject to

Spinoff adjustments. Permit Consolidated Net Worth of LifePoint Parent at any time thereafter to be less than the sum of (a) 100% of Consolidated Net Worth of LifePoint Parent required hereunder with respect to the fiscal quarter most recently ended, plus (b) 75% of Consolidated Net Income of LifePoint Parent for the fiscal quarter most recently ended (without any reduction for losses), plus
                                                                           ----
(c) 100% of the Net Cash Proceeds of any offering of Equity Interests of any Loan Party consummated after the Closing Date.

     7.2   Indebtedness.  Create, issue, incur, assume, become liable in
           ------------
respect of or suffer to exist any Indebtedness, except:

     (a)   Indebtedness of any Loan Party pursuant to any Loan Document;

     (b) Indebtedness of LifePoint to any Subsidiary Guarantor and of any Subsidiary Guarantor (other than the Existing Joint Ventures) to LifePoint or any other Subsidiary Guarantor;

     (c) Guarantee Obligations incurred in the ordinary course of business by LifePoint or any of its Subsidiaries of obligations of any Subsidiary Guarantor (other than the Existing Joint Ventures);

     (d) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(f) in an aggregate principal amount not to exceed $1,000,000 at one time outstanding as to all Loan Parties;

     (e) Indebtedness of LifePoint (and the related Guarantee Obligations) under the High Yield Offering pursuant to the High Yield Documents;

     (f) Indebtedness of LifePoint or any of its Subsidiaries under any Rate Hedging Agreement entered into pursuant to Section 6.9; and

     (g) additional Indebtedness of LifePoint or any of the Subsidiary Guarantors (other than the Existing Joint Ventures) in an aggregate principal amount (for LifePoint and all Subsidiary Guarantors) not to exceed $1,000,000 at any time outstanding.

     7.3   Liens. Create, incur, assume or suffer to exist any Lien upon any
           -----
of its property, whether now owned or hereafter acquired, except for:

     (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto
                            --------
are maintained on its books in conformity with GAAP;

     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

     (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

     (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, restrictions, defects or irregularities in title, encroachments and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of any Mortgaged Property or any other property material to the business of LifePoint and its Subsidiaries subject thereto or materially interfere with the ordinary conduct of the business of LifePoint and its Subsidiaries taken as a whole;

     (f)   Liens securing Indebtedness of the Loan Parties incurred pursuant to
Section 7.2(d) to finance the acquisition of new equipment; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such equipment (or within 45 days thereafter), (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (iii) the amount of Indebtedness secured thereby is not increased;

     (g)   Liens created pursuant to the Security Documents; and

     (h) any interest or title of a lessor under any true lease (not a Capital Lease Obligation) entered into by any Loan Party in the ordinary course of its business and covering only the assets so leased and the rights of the lessee thereunder.

     7.4   Fundamental Changes.  Enter into any merger or consolidation, or
           -------------------
liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that: (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor other than the Existing Joint Ventures (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation); and (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor (other than to either of the Existing Joint Ventures). Permit or suffer any amendment of its Organizational Documents which could have a Material Adverse Effect (it being expressly agreed that the inclusion in any such Organizational Documents of any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code is prohibited under this Section).

     7.5   Disposition of Property. Dispose of any of its property, whether
           -----------------------
now owned or hereafter acquired, or, issue or sell any Equity Interests to any Person, except:

     (a) the Disposition of obsolete or worn out isolated items of equipment in the ordinary course of business or isolated items of equipment which has been replaced with equipment of equal or greater value in which the Administrative Agent has a perfected first priority security interest;

     (b)   the sale of inventory in the ordinary course of business;

     (c)   Dispositions permitted by Section 7.4(b);

     (d) the sale or issuance of any Subsidiary's Equity Interests to the Borrower or any Subsidiary Guarantor (other than to either of the Existing Joint Ventures);

     (e) the Dispositions to LifePoint Parent and LifePoint pursuant to the Spinoff, provided LifePoint Parent becomes the "Borrower" hereunder pursuant to an Assumption Agreement at the time such Disposition is made to LifePoint Parent and provided LifePoint becomes the "Borrower" hereunder pursuant to an Assumption Agreement at the time of such Disposition is made to LifePoint;

     (f) on or before 12 months following the Closing Date, the Asset Sales of the Three Sale Hospitals; provided, that the Borrower and the Subsidiary Guarantors receive not less than the fair market value of each of such Three Sale Hospitals and (ii) notwithstanding the terms of Section 2.9, no mandatory prepayment under Section 2.9(b) shall be required as a result of such Asset Sales unless a Default then exists or could reasonably be expected to result therefrom;

     (g) provided no Default then exists or could be expected to result therefrom, as to LifePoint and its Subsidiaries, the Disposition of other property having a fair market value not to exceed $1,000,000 in the aggregate for any of their fiscal years;

     (h) the issuance by LifePoint Parent of its publicly traded common Equity Interests, provided the mandatory prepayment required by Section 2.9 relating thereto is made to the Administrative Agent; and

     (i) the issuance by LifePoint Parent of no greater than 9% of its common stock in connection with the ESOP (and the Disposition by LifePoint Parent, LifePoint, and LifePoint II to any Loan Party of their interests in the promissory note of the ESOP in connection therewith).

     7.6   Restricted Payments. Directly or indirectly declare, order, pay or
           -------------------
make any Restricted Payment or set aside any sum or property therefor except as follows:

     (a) The Subsidiaries of any Loan Party (other than LifePoint Parent's Subsidiary, LifePoint, unless LifePoint Parent is the "Borrower" hereunder) may
(A) pay dividends and make distributions to such Loan Party once it becomes and so long as it remains a "Borrower" or a "Subsidiary Guarantor" hereunder, (B) repay indebtedness owed to any Loan Party once it becomes and so long as it remains a "Borrower" or a "Guarantor" hereunder and (C) make intercompany loans to LifePoint or to any Subsidiary Guarantor (other than to either Existing Joint Venture) if and as permitted under Section 7.2(b);

     (b) LifePoint may make distributions to LifePoint Parent to the extent necessary to pay its operating and administrative expenses incurred in the ordinary course of business, including, without limitation, payroll expenses, directors' fees, legal and audit expenses, SEC compliance expenses and corporate franchise and federal, state and local income taxes, in an aggregate amount not to exceed $2,500,000 in any fiscal year;

     (c) LifePoint may make distributions to LifePoint Parent to permit it to pay expenses incurred under the corporate integrity program referenced in the Distribution Agreement;

     (d) LifePoint may make distributions to LifePoint Parent to permit it to pay expenses incurred under the Transition Agreements;

     (e) LifePoint may make distributions to LifePoint Parent or the ESOP, or directly, to be used to repurchase, redeem, acquire or retire for value any Equity Interests of LifePoint Parent pursuant to any stockholder's agreement, management equity subscription plan or agreement, stock option plan or agreement or employee benefit plan as may be adopted by LifePoint or LifePoint Parent from time to time in an aggregate amount not to exceed $2,000,000 in any fiscal year;

     (f) LifePoint may make distributions to LifePoint Parent to permit LifePoint Parent to make purchases permitted under Section 7.8(1);

     (g) The Borrower may make regularly scheduled payments (but not prepayments) of interest under the High Yield Notes unless, on the date of any such proposed payment or after giving effect thereto, an Event of Default shall have occurred and be continuing;

     (h) HTI may make the HCA Distributions in connection with the Spinoff; provided (i) on the date of any such proposed HCA Distribution or after giving effect thereto, an Event of Default shall not have occurred and be continuing and (ii) HTI has been released from the HTI Guaranty pursuant to Section 6.11 hereof and the LifePoint Parent, LifePoint and the Subsidiary Guarantors shall have executed and delivered the Security Documents required under Section 6.11 as a condition for such release and shall have obtained, in connection therewith, perfected security interests required hereunder in the Collateral described therein; and

     (i) HTI may pay up to $250,000,000 in principal of the Columbia/HCA Intercompany Receivable on the Closing Date with proceeds of the High Yield Offering, the initial advance under the Tranche A Term Commitments, and the Tranche B Term Loans and up to $650,000,000 in principal of the Columbia/HCA Intercompany Receivable with proceeds of the Triad Financings.

     7.7   Capital Expenditures. Make or commit to make any Capital
           --------------------
Expenditure, except Capital Expenditures may be made by LifePoint and the Subsidiary Guarantors as follows (a) provided no Event of Default exists or could reasonably be expected to result therefrom and the Administrative Agent has a first priority Mortgage relating thereto, Columbia/Bartow Healthcare System, Ltd. may make Capital Expenditures for the construction and equipping of the new Bartow, Florida Hospital out of two cash contributions of no greater than $35,000,000 made by HCA of Florida, Inc. pursuant to Section 2.8.2 of the Bartow Contribution Agreement, if the Equity Interests of HCA of Florida, Inc. in Columbia/Bartow Healthcare System, Ltd. have increased correspondingly at the time of each such cash contribution and (b) other Capital Expenditures in the ordinary course of business not exceeding the following aggregate amounts (excluding such Bartow, Florida Capital Expenditures) plus the Carryforward Amount in the fiscal years (and fiscal quarters, as applicable) set forth below:

         Fiscal Year                                    Amount
         -----------                                    ------
           1999                      $60,000,000 total for calendar year 1999
                               (but no more than $20,000,000 in any fiscal
                               quarter therein, after giving effect to Capital Expenditures made by the America Group since
                                   January 1, 1999)
           2000                  $47,000,000 total (but no more than $15,700,000
                                          in any fiscal quarter therein)
           2001                                $35,000,000 total
           2002                                $37,000,000 total
           2003                                $38,000,000 total


Any such amounts referred to above (excluding carryforwards from prior years), if not spent in any applicable fiscal year, may be carried forward to the immediately succeeding fiscal year (the "Carryforward Amount") to be applied
                                         -------------------
first to Capital Expenditures in such immediately succeeding fiscal year, prior to the application of the amount reserved for such fiscal year.

     7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person or form any Subsidiary (all of the foregoing, "Investments"), except:
                                            -----------

     (a) extensions of trade credit by LifePoint and its Subsidiaries in the ordinary course of business;

     (b)   investments in Cash Equivalents;

     (c)   Guarantee Obligations permitted by Section 7.2;

     (d) as to LifePoint and the Subsidiary Guarantors, loans and advances to employees, physicians, medical office buildings and other current accounts receivables and long term notes receivables as identified on LifePoint's balance sheet (which will include, without limitation, loans and advances to physicians and employees and receivables on medical office building leases) in an aggregate amount for LifePoint and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

     (e) existing Investments by LifePoint and its Subsidiaries in the Existing Joint Ventures as described on Schedule 7.8 and existing Investments by
                                        ------------
the Loan Parties in other Subsidiaries and Affiliates existing on the Closing Date (with all Investments other than Investments in Subsidiary Guarantors also being described on Schedule 7.8);
                   ------------
     (f) as to LifePoint and its Subsidiaries, additional investments in joint ventures, partnerships and other equity investments (including any investments in existing joint ventures or partnerships) in an aggregate amount for LifePoint and such Subsidiaries not to exceed $1,000,000 at any one time outstanding;

     (g)   Capital Expenditures to the extent permitted under this Agreement;

     (h) Investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor (other than additional Investments in the Existing Joint Ventures);

     (i)   Permitted Acquisitions;

     (j) The formation of and Investments in new Subsidiaries of LifePoint in connection with Permitted Acquisitions or otherwise, provided that (i) such Subsidiary is wholly-owned by LifePoint or a Subsidiary Guarantor, (ii) LifePoint shall have notified the Administrative Agent at least ten Business Days prior to the formation or acquisition of any such Subsidiary, (iii) such Subsidiary shall be engaged in a permitted business of the Borrower or its Subsidiaries hereunder and (iv) as of the date of the formation or acquisition of any such Subsidiary and the Investment therein, and after giving effect thereto, (A) such new Subsidiary and its parent shall have entered into any and all agreements (in form and substance satisfactory to the Administrative Agent) necessary to comply with the provisions of Sections 6.11 and 6.12, and the Administrative Agent shall be satisfied that all Liens required to be granted in the assets and ownership interests of such new Subsidiary under such Sections
6.11 and 6.12 have been granted or pledged and have been perfected and are subject only to permitted Liens hereunder, and (B) without limiting the generality of the foregoing, no Default shall exist and be continuing or reasonably be expected to result therefrom;

     (k) additional Investments by HCA of Florida, Inc. in Columbia/Bartow Healthcare System, Ltd. pursuant to Section 2.8.2 of the Bartow Contribution Agreement for the purpose of the construction of the new Bartow, Florida Hospital pursuant thereto; provided, that, (i) no Event of Default then exists or could reasonably be expected to result therefrom, (ii) the Administrative Agent holds a first priority perfected Mortgage on the real estate and improvements relating thereto, subject to no Liens except those permitted under
Section 7.3
hereof, (iii) such additional Investments are made only out of proceeds of the two additional advances of the Tranche A Term Loans, and (iv) at the time of each of such two additional Investments, the Equity Interests of HCA of Florida, Inc. in Columbia/Bartow Healthcare System, Ltd. shall, as a result thereof, be increased proportionately in accordance with the terms of the Bartow Contribution Agreement and applicable Organizational Documents;

     (l) provided no Default then exists or could reasonably be expected to result therefrom, stock repurchases by LifePoint Parent of odd lots of its publicly traded common Equity Interests for purchase prices which in the aggregate do not exceed $5,000,000 during the term of this Agreement;

     (m) Investments consisting of Equity Interests, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

     (n) advances or loans to customers and suppliers in the ordinary course of business that do not exceed $1,000,000 in the aggregate at any time outstanding;

     (o) the Investment evidenced by the promissory note of the ESOP issued in exchange for the purchase by the ESOP of newly issued shares of Equity Interests in LifePoint Parent in an amount equal to 8.3% of the outstanding shares of LifePoint Parent, as described in the High Yield Offering Memorandum;

     (p) the Investments evidenced by promissory notes from executives of LifePoint Parent in an aggregate principal amount not exceeding $12,000,000 during the term of this Agreement received by LifePoint Parent in exchange for Equity Interests in LifePoint Parent issued at fair market value pursuant to the Executive Stock Purchase Plan described in the High Yield Offering Memorandum; and

     (q) Investments (but not Acquisitions) of a nature not contemplated in the foregoing subsections in an amount not to exceed $1,000,000 in the aggregate at any time outstanding.

     7.9  Transactions with Affiliates.    Enter into any transaction, including
          -----------------------------
any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement or (b) in the ordinary course of business of such Loan Party and upon fair and reasonable terms no less favorable to such Loan Party than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

     7.10 Sales and Leasebacks.    Enter into any arrangement with any Person
          --------------------
providing for the leasing by any Loan Party of real or personal property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

     7.11 Changes in Fiscal Periods.  Permit the fiscal year of any Loan Party
          -------------------------
to end on a day other than December 31 or change any Loan Party's method of determining fiscal quarters.

     7.12 Negative Pledge Clauses.  Enter into or suffer to exist or become
          -----------------------
effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

     7.13 Restrictive Clauses.  Enter into or suffer to exist or become
          -------------------
effective any consensual encumbrance or restriction on the ability of any Subsidiary of any Loan Party to (a) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Indebtedness owed to, such Loan Party or any other Subsidiary of such Loan Party, (b) make loans or advances to, or other Investments in, any Loan Party or any other Subsidiary of any Loan Party or (c) transfer any of its assets to any Loan Party or any other Subsidiary of any Loan Party, except for such Liens or restrictions existing under or by reason of any restrictions existing under the Loan Documents or the High Yield Documents. Enter into any agreement (excluding this Agreement, any other Loan Document or the High Yield Documents) prohibiting (a) any Loan Party from amending or otherwise modifying this Agreement or any other Loan Document or (b) the creation or assumption of any Lien upon the properties, revenues or assets of any Loan Party, whether now owned or hereafter acquired. Enter into any agreement to effect a transaction that is prohibited under this Agreement or any other Loan Document, unless such agreement is expressly subject to the written consent of the Lenders hereunder.

     7.14 Lines of Business.  As to any Borrower, enter into any business,
          -----------------
either directly or through any Subsidiary, except for those businesses in which such Borrower is engaged on the date of this Agreement or medical service businesses relating thereto. As to any Subsidiary of any Borrower, enter into any business, either directly or through any other Subsidiary, except for those businesses in which the Subsidiaries of such Borrower are engaged on the date of this Agreement. As to the LifePoint Parent, enter into any business other than holding all of the Equity Interests of LifePoint , maintaining its existence as a public company, and performing services and making payments as a party to, and enforcing, the Transition Agreements . In connection therewith, the LifePoint Parent shall have no liabilities other than its liabilities under the Loan Documents, tax liabilities incurred in the ordinary course of business, and administrative and Transition Agreement expenses incurred in the ordinary course of business.

     7.15 Amendment of Certain Agreements.  Amend or modify the High Yield
          -------------------------------
Documents, the Transition Agreements, the Bartow Contribution Agreement or any documents, if any, evidencing the Columbia/HCA Intercompany Receivable or other Subordinated Debt hereafter permitted. Amend or modify the Organizational Documents of either Existing Joint Venture in a manner adverse to LifePoint's direct or indirect partnership interest(s) therein.

     SECTION 8.  VENTS OF DEFAULT.

     If any of the following events shall occur and be continuing:

     (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest or other amount payable hereunder or under any other Loan Document within three days after such other amount becomes due in accordance with the terms hereof; or

     (b) any material representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

     (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in 6.4(a)(i) as to LifePoint Parent, LifePoint or any Material Subsidiary, 6.6, 6.10 (as to the failure to maintain at all times casualty or liability insurance) or 6.11 or Section 7 or Section 10 of this Agreement or any material agreement contained in the HTI Guaranty, the LifePoint Parent Guaranty, the LifePoint Parent Security Agreement or the Guarantee and Security Agreement (once any of the foregoing is executed and delivered hereunder) or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing (once any of the same is executed and delivered hereunder); or

     (d) any Loan Party shall default in the observance or performance of any agreement contained in Section 6.1(a) or (b) or 6.2(b), and such default shall continue unremedied for a period of five days after the earlier of the date a Responsible Officer becomes aware of such default or the date notice thereof is given to the Borrower from the Administrative Agent or the Required Lenders; any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section or the foregoing sentence), and such default shall continue unremedied for a period of 15 days after the earlier of the date any Responsible Officer becomes aware of such default or the date notice thereof is given to the Borrower from the Administrative Agent or the Required Lenders; or

     (e) any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto, and such default has not been waived; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created and such default has not been waived; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable and such default has not been waived; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and
(iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

     (f) (i) any Loan Party or Columbia/HCA (so long as HTI is a Loan Party) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or Columbia/HCA (so long as HTI is a Loan Party) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or Columbia/HCA (so long as HTI is a Loan Party) any case, proceeding or other action of a nature referred to in clause
(i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party or Columbia/HCA (so long as HTI is a Loan Party) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party or Columbia/HCA (so long as HTI is a Loan Party) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or Columbia/HCA (so long as HTI is a Loan Party) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the

Borrower or any other Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

     (h) one or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

     (i) once executed and delivered to Administrative Agent, any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

     (j) the Distribution Agreement shall cease, for any reason, to be in full force and effect, or Columbia/HCA shall so assert with respect to the LifePoint Parent and its Subsidiaries; or any Security Document shall cease, for any reason, to be in full force and effect, or any Loan Party who is a party thereto shall so assert; or

     (k) a Change of Control shall have occurred; or

     (l) a default shall have occurred under the High Yield Documents;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents by the Borrower (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; (ii) with the consent of the Majority Tranche A Term Lenders, the Administrative Agent may, upon the request of the Majority Tranche A Term Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Tranche A Term Commitments to be terminated forthwith, whereupon the Tranche A Term Commitments shall immediately terminate; and (iii) with the consent of the Required

Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing by the Borrower under this Agreement and the Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

     SECTION 9.  THE AGENTS.

     9.1  Appointment.  Each Lender hereby irrevocably designates and appoints
          -----------
the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     9.2  Delegation of Duties.  The Administrative Agent may execute any of its
          --------------------
duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     9.3  Exculpatory Provisions.  Neither any Agent nor any of their respective
          ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action
lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

     9.4  Reliance by Administrative Agent.  The Administrative Agent shall be
          --------------------------------
entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     9.5  Notice of Default.  The Administrative Agent shall not be deemed to
          -----------------
have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have
          --------
received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     9.6  Non-Reliance on Agents and Other Lenders.  Each Lender expressly
          ----------------------------------------
acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     9.7  Indemnification.  The Lenders agree to indemnify each Agent in its
          ---------------
capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with, any of the foregoing; provided that no Lender shall
                                                   --------
be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     9.8  Agent in Its Individual Capacity.  Each Agent and its affiliates may
          --------------------------------
make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     9.9  Successor Administrative Agent.  The Administrative Agent may resign
          ------------------------------
as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     9.10 Authorization to Release Guarantees and Liens.  Notwithstanding
          ---------------------------------------------
anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each of the Lenders (without requirement of notice to or consent of any Lender except as expressly required by Section 11.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 11.1.

     9.11 Documentation Agent, Syndication Agent, Arrangers and Co-Agent.
          --------------------------------------------------------------
Neither the Documentation Agent nor the Syndication Agent nor the Arranger nor any Co-Arranger nor the Co-Agent shall have any duties or responsibilities hereunder in its capacity as such.

     SECTION 10.  REPRESENTATIONS AND COVENANTS OF HTI.

     To induce the Lenders to enter into this Credit Agreement and to make Loans hereunder to HTI, HTI hereby represents and warrants and covenants to the Administrative Agent and to each Lender as follows:

     10.1 Financial Condition and Financial Reporting.  (a)  The financial
          -------------------------------------------
statements described below (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition (including disclosure of all material liabilities, contingent and otherwise) and results from operation of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustment and the absence of footnotes:

               (i) audited consolidated balance sheets for Columbia/HCA and its consolidated subsidiaries dated as of December 31, 1996, December 31, 1997 and December 31, 1998, together with related audited consolidated statements of income and cash flows for the fiscal years then ending; and

               (ii) pro forma company-prepared consolidated balance sheet for
                    --- -----
          HTI and its consolidated subsidiaries dated as of March 31, 1999.

As of the Closing Date and as of the date of any Loans to HTI hereunder, neither Columbia/HCA nor HTI or their respective Subsidiaries has any known contingent liabilities of any significant amount which are not referred to in said financial statements or in the notes thereto which would have a Material Adverse Effect. Substantially all of the material assets of Columbia/HCA reflected on its audited balance sheet as of December 31, 1998 have been transferred to HTI and its Subsidiaries, other than the Columbia/HCA Intercompany Receivable. As of the Closing Date, all of such asset transfers (including Equity Interest transfers) to HTI have been consummated so that HTI holds, directly or indirectly, through its wholly-owned Subsidiaries, all of the material assets of Columbia/HCA, with the exception of the Columbia/HCA Intercompany Receivable and the assets held by HTI and its Subsidiaries as of the date hereof comprise substantially all of the assets of Columbia/HCA reflected on its balance sheet dated December 31, 1998 (with the exception of the Columbia/HCA Intercompany Receivable). Since December 31, 1998 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect on HTI. HTI is Solvent and is not a direct or contingent obligor on the HCA Senior Credit Facilities. If HTI chooses to effect the Dropdown, HTI will transfer the America Group division assets transferred to LifePoint Parent and shall cause LifePoint Parent to transfer such assets to LifePoint.

          (b) Unless and until released from its obligations as a Loan Party hereunder, HTI will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders audited annual and company-prepared quarterly consolidated and consolidating financial statements, including a balance sheet and related income statement and statement of cash flows, in each case including information from prior years in comparative form, prepared in accordance with GAAP, in reasonable form and detail reasonably acceptable to the Administrative Agent which in the case of the annual audited financial statements, shall include an opinion of independent certified accountants of recognized national standing without qualification as to the scope of the audit or the status HTI or its subsidiaries as going concerns, and which in the case of the company-prepared financial statements, shall be subject only to changes resulting from normal audit and year-end adjustments and shall be accompanied by a certificate of the chief financial officer of HTI to the effect that the financial statements present fairly the financial condition and performance of HTI and its subsidiaries as of such date and for such periods and that no Default or Event of Default exists under this Credit Agreement.

     10.2 Notices.  Unless and until released from its obligations as a Loan
          -------
Party hereunder, HTI will furnish, or cause to be furnished, to the Administrative Agent (i) notice of the occurrence of any event or condition which would constitute a Default or Event of Default immediately upon discovery, and (ii) notice of the pendency, commencement or material development in any investigation, assertion of liability, arbitral, governmental or other legal proceedings which might reasonably be expected to have a Material Adverse Effect. (Notwithstanding the foregoing sentence, HTI shall not be liable for the failure to give any such notice, after the execution and delivery of the HTI Release, in the event the Administrative Agent and the Required Lenders had knowledge of any event or condition which was required to be the subject of such notice, or in the event such event or condition did not result in a Material Adverse Effect.)

     10.3 Existence and Authority.  HTI is duly organized, validly existing in
          -----------------------
good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own and operate its property and conduct its business as currently conducted and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is or will be a party, is duly qualified as a foreign entity in each jurisdiction where failure to so qualify could have a Material Adverse Effect. HTI has duly authorized, executed and delivered this Agreement and the other Loan Documents to which it is a party, and this Agreement and the other Loan Documents to which it is a party constitute the legal, valid and binding obligations of the HIT enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Unless and until released from its obligations as a Loan Party hereunder, HTI will take action as necessary to maintain its and its Material Subsidiaries existence and qualifications in force and effect.

     10.4 Compliance with Legal Requirements.  HTI is, and unless and until
          ----------------------------------
released from its obligations as a Loan Party hereunder, will continue to be, in compliance with all Legal Requirements, except as disclosed in Columbia/HCA's Annual Report for the fiscal year ended December 31, 1998 and any Current Reports on Form 8-K filed with the SEC, or to the extent that failure to be in compliance therewith could not reasonably be expected to have a Material

Adverse Effect. Neither the execution, delivery or performance by HTI of its obligations under the Loan Documents, will violate any Legal Requirement or contractual obligation applicable to it. The Loans to HTI hereunder will not be used, directly or indirectly, for the purpose of purchasing or carrying "margin stock" in violation of the requirements of Regulation U.

     10.5 Legal Proceedings.  Except as disclosed in Columbia/HCA's Annual
          -----------------
Report for the fiscal year ended December 31, 1998 and any Current Reports on Form 8-K filed with the SEC prior to the date hereof, no investigation, assertion of liability, unsealed litigation, arbitral, governmental or other legal proceedings are pending, or to the best of HTI's knowledge, threatened, against HTI or any of its Subsidiaries, or their properties or operations, which
(i) relate to the Loan Documents or the transactions contemplated herein, or
(ii) could reasonably be expected to have a Material Adverse Effect.

     10.6 No Default.  No Default or Event of Default has occurred and is
          ----------
continuing hereunder.

     10.7 Purpose of Loans.  The Loans to HTI hereunder will be used exclusively
          ----------------
to repay, directly or indirectly, inter-company indebtedness to Columbia/HCA under the Columbia/HCA Intercompany Receivable, to pay for costs and expenses incurred in connection with the transactions contemplated hereby and by the Spinoff, and for no other purposes.

     10.8 No Material Misstatements.    HTI represents that it has acted in good
          -------------------------
faith using reasonable assumptions and due care in the preparation of information, reports and financial statements delivered to the Administrative Agent in connection with this Agreement.

     10.9 Indebtedness.  Unless and until released from its obligations as a
          ------------
Loan Party hereunder pursuant to the HTI Release, HTI will not contract, create, incur or assume, nor will it permit any of its subsidiaries to contract, create, incur or assume, or permit to exist, any Indebtedness, except:

               (i) Indebtedness existing or arising under this Credit Agreement, the other Loan Documents and the High Yield Notes;

               (ii)  Indebtedness of up to $790,000,000 under the Triad
          Financings;

               (iii) the Columbia/HCA Intercompany Receivable;

               (iv)  existing Indebtedness set forth on the pro forma balance
                                                            --- -----
          sheet of HTI as of March 31, 1999 delivered to the Administrative Agent; and

               (v) other Indebtedness not exceeding $5,000,000 in the aggregate outstanding.

     10.10 Liens.  Unless and until released from its obligations as a Loan
           -----
Party hereunder, HTI will not contract, create, incur or assume any Lien, nor will it permit any of its Subsidiaries to contract, create, incur or assume any Liens other than Liens of the type and to the extent permitted under Section 7.3 and those existing as of the Closing Date and not created or incurred in anticipation or contemplation of this Credit Agreement, as fully described in the financial statements referenced in Section 10.1.

     10.11 Mergers; Acquisitions and Asset Sales.  Unless and until released
           -------------------------------------
from its obligations as a Loan Party hereunder, except in connection with the Spinoff or with respect to transactions under contract on the date hereof or except as the following in the aggregate would involve an amount equal to or less than $100,000,000, HTI will not, nor will it permit any of its Subsidiaries (other than Health Care Indemnity, Inc., its malpractice insurance Subsidiary) to, (i) enter into any transaction of merger, consolidation or combination, (ii) dissolve, liquidate or wind-up its affairs, (iii) acquire all or substantially all of the Equity Interests of any other Person or acquire any material assets, property or operations from any other Person other than in the ordinary course of business, or (iv) make any sale, lease or other disposition of assets or property other than in the ordinary course of business.

     10.12 Investments.  Unless and until released from its obligations as a
           -----------
Loan Party hereunder, HTI will not, nor will it permit any of its Subsidiaries (other than Health Care Indemnity, Inc., its malpractice insurance Subsidiary) to, make or permit to exist any Investment other than (i) cash and Cash Equivalents, (ii) Investments of the types described in clauses (ii) and (iii) of the definition of "Permitted Investments", (iii) Investments of the type existing as of the Closing Date and not created or incurred in anticipation or contemplation of this Agreement, as fully described in the financial statements referenced in Section 10.1.

     10.13 Restricted Payments.  Unless and until released from its obligations
           -------------------
as a Loan Party hereunder, HTI will not, nor will it permit any of its Subsidiaries to, make or permit, any Restricted Payment other than the payment, directly or indirectly, of up to $900 million on the Columbia/HCA Intercompany Receivable; provided, however, HTI shall cause its Subsidiaries to make distributions to it to enable it to pay its Obligations hereunder as and when due and, provided no Event of Default then exists, the Subsidiaries of HTI may make Restricted Payments amongst themselves.

     10.14 Transactions with Affiliates.  Except as contemplated for the
           ----------------------------
Spinoff, unless and until released from its obligations as a Loan Party hereunder, HTI will not, nor will it permit any of its Subsidiaries to, have dealing with any officer, director, shareholder, Subsidiary or Affiliate, unless and to the extent that such dealings are made on terms as would be obtainable in a comparable transaction made with an unrelated third party on an arms' length basis.

     SECTION 11.  MISCELLANEOUS.

     11.1  Amendments and Waivers.  Neither this Agreement, any other Loan
           ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 11.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release LifePoint Parent from its obligations under the LifePoint Parent Guaranty or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Security Agreement, in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Facility set forth in Section 4.2 (including any waiver of an existing Default or Event of Default) without the written consent of the Majority Revolving Facility Lenders; (iv) amend, modify or waive any condition precedent to any advance under the Tranche A Term Commitments set forth in Section 4.2 (including any waiver of an existing Default or Event of Default) without the written consent of the Majority Tranche A Term Lenders; (v) amend, modify or waive any provision of Section 2.17 without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; or (viii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     11.2 Notices.  All notices, requests and demands to or upon the respective
          -------
parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three

Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrower:                 c/o LifePoint Hospitals, Inc.
                                   4525 Harding Road
                                   Nashville, TN 37025
                                   Attention: Kenneth Donahey
                                   Telecopy: (615) 344-6276
                                   Telephone: (615) 344-6124

     with a copy to:               William F. Carpenter III
                                   c/o LifePoint Hospitals, Inc.
                                   4525 Harding Road
                                   Nashville, TN 37025
                                   Telecopy: (615) 344-6276
                                   Telephone: (615) 344-6272

     The Administrative Agent:     Fleet National Bank
                                   One Federal Street
                                   Mail Stop: MA OF D07B
                                   Boston,  MA 02110
                                   Attention: Maryann S. Smith
                                   Healthcare Division
                                   Telecopy: (617) 346-4666
                                   Telephone: (617) 346-4613

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

     11.3  No Waiver; Cumulative Remedies.  No failure to exercise and no delay
           ------------------------------
in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.4  Survival of Representations and Warranties. All representations and
           ------------------------------------------
warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

     11.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or
           ------------------------------
reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other
                   ----------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified
                                                                   -----------
Liabilities"), provided, that the Borrower shall have no obligation hereunder to
-----------    ----------
any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by Statute or otherwise against any Indemnitee, unless such claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

     11.6  Successors and Assigns; Participations and Assignments. (a) This
           ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender except pursuant to Section 6.11.

     (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing
                         -----------
to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.17, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender (an "Assignor") may, in accordance with applicable law, at
                         --------
any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the

Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations
                     --------
under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement) unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing with respect to the Borrower.

     (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names
                                     --------
and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

     (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

     (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     11.7  Adjustments; Set-off.  (a) Except to the extent that this Agreement
           --------------------
or the fee letter between the Borrower and the Administrative Agent provides otherwise, if any Lender shall, at any time after and during the continuance of a Default, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to insolvency proceedings or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause all Lenders to share the excess payment or benefits of such collateral ratably with each other; provided, however that if all or any portion of such excess payment or benefits, is thereafter recovered from such Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be, and whether or not such Lender is otherwise fully secured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

     11.8  Counterparts.  This Agreement may be executed by one or more of the
           ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     11.9  Severability.  Any provision of this Agreement that is prohibited or
           ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.10 Integration.  This Agreement and the other Loan Documents represent
           -----------
the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
           -------------
PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     11.12 Submission To Jurisdiction; Waivers.  The Borrower hereby irrevocably
           -----------------------------------
and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the Commonwealth of Massachusetts, the courts of the United States for the Southern District of New York and the District of Massachusetts, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to the Borrower at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     11.13 Confidentiality.  Each of the Administrative Agent and each Lender
           ---------------
agrees to keep (and to cause its employees, directors, agents, attorneys, accounts and other professionals and those of its Affiliates to keep) confidential all non-public information provided to it by any

Loan Party pursuant to this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority,
(e) in response to any order of any court or oth er Governmental Authority or as may otherwise be required pursuant to any Legal Requirement, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to any organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. The agreements in this Section 11.13 shall survive repayment of the Loans and termination of this Agreement (and shall survive for the benefit of HTI after its release, if any, pursuant to Section 6.11).

     11.14  WAIVERS OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY
            ---------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered under seal by their proper and duly authorized officers as of the day and year first above written.

                              HEALTHTRUST, INC. - THE HOSPITAL COMPANY

                              By: /s/ R. Milton Johnson
                                 ---------------------------------------
                                 Name:  R. Milton Johnson
                                 Title: Vice President


                              FLEET NATIONAL BANK,
                              as Administrative Agent, Arranger, Co-Arranger and a Lender

                              By: /s/ Maryann S. Smith
                                 ---------------------------------------
                                 Name:  Maryann S. Smith
                                 Title: Vice President


                              DEUTSCHE BANK SECURITIES INC.,
                              as Syndication Agent and Co-Arranger

                              By: /s/ Ian Stewart
                                 ---------------------------------------
                                 Name:  /s/ Ian Stewart
                                 Title: Vice President

                              By: /s/ Thomas A. Foley
                                 ---------------------------------------
                                 Name:  Thomas A. Foley
                                 Title: Vice President


                              SCOTIABANC, INC.,
                              as Documentation Agent, Co-Arranger and a Lender

                              By: /s/ Carolyn A. Calloway
                                 ---------------------------------------
                                 Name:  Carolyn A. Calloway
                                 Title: Relationship Manager

                              SUNTRUST BANK, NASHVILLE, N.A.,
                              as Co-Agent and a Lender

                              By: /s/ Mark D. Mattson
                                 -------------------------------------
                                 Name:  Mark D. Mattson
                                 Title: Vice President


                              DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES, as a Lender

                              By: /s/ Susan L. Pearson
                                 -------------------------------------
                                 Name:  Susan L. Pearson
                                 Title: Director

                              By: /s/ Alexander Karon
                                 -------------------------------------
                                 Name:  Alexander Karon
                                 Title: Associate


                              MERRILL LYNCH CAPITAL CORPORATION, as a Lender

                              By: /s/ Julie Hallowell
                                 -------------------------------------
                                 Name:  Julie Hallowell
                                 Title: Vice President


                              ALLIANCE CAPITAL MANAGEMENT
                              CORPORATION, as a Lender

                              By:______________________________
                                 Name:
                                 Title:


                              NATIONSBANK, N.A., as a Lender

                              By: /s/ Kevin Wagley
                                 -------------------------------------
                                 Name:  Kevin Wagley
                                 Title: Vice President

                              THE CHASE MANHATTAN BANK, as a Lender

                              By: /s/ Dawn Lee Lum
                                 ------------------------------------
                                 Name:  Dawn Lee Lum
                                 Title: Vice President


                              FIRST AMERICAN NATIONAL BANK,
                              as a Lender

                              By: /s/ Sandy Hamrick
                                 ------------------------------------
                                 Name:  Sandy Hamrick
                                 Title: Senior Vice Pesident